UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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Portland General Electric Company
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Portland General Electric
Notice of 2018 Annual Meeting & Proxy Statement

April 25, 2018

PGE

Pelton Round Butte Dam

March 14, 2018

To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2018 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. Pacific Time on Wednesday, April 25, 2018, in the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204.
Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on March 1, 2018 are entitled to vote at the meeting. Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting.
We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE and your participation in this important annual process.
Cordially,

Jack E. Davis Chairman of the Board

Maria M. Pope President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2018

To our shareholders:
The 2018 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on Wednesday, April 25, 2018.
The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1.	To elect directors named in the proxy statement for the coming year;

2.	To ratify the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2018;

3.	To approve, in a non-binding vote, the compensation of the company's named executive officers;

4.	To approve the Portland General Electric Company Stock Incentive Plan, as amended and restated; and

5.	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, are authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
The close of business on March 1, 2018 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.
Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy statement. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting, you may vote in person, even if you have previously submitted a proxy.
You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS,

Marc S. Bocci
Corporate Secretary

TABLE OF CONTENTS

Proxy Statement Summary	1	Proposal 4: Approval of Stock Incentive Plan, as amended and restated	24
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	5	Compensation and Human Resources Committee Report	30
Section 16(a) Beneficial Reporting Compliance	6	Compensation Discussion and Analysis	30
Executive Officers	6	Executive Summary	30
Corporate Governance	7	How We Make Compensation Decisions	31
Board of Directors	7	Elements of Compensation	35
Non-Employee Director Compensation	9	Other Compensation Practices	44
Director Independence	10	Executive Compensation Tables	45
Board Committees	11	Summary Compensation	45
Policies on Business Ethics and Conduct	14	Grants of Plan-Based Awards	47
Certain Relationships and Related Persons Transactions	14	Outstanding Equity Awards at Fiscal Year-End	48
Compensation Committee Interlocks and Insider Participation	14	Stock Units Vested	49
Equity Compensation Plans	14	Pension Benefits	49
Audit Committee Report	15	Non-Qualified Deferred Compensation	50
Principal Accountant Fees and Services	16	Termination and Change in Control Benefits	51
Pre-Approval Policy for Independent Auditor Services	16	Additional Information	56
Proposal 1: Election of Directors	17	Questions and Answers about the Annual Meeting	56
Board of Directors	17	Shareholder Proposals for the 2019 Annual Meeting	59
Director Nominees	17	Communications with the Board of Directors	59
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm	22	Appendix A - Portland General Electric Company Amended Stock Incentive Plan	A-1
Proposal 3: Non-Binding Advisory Vote on Approval of Compensation of Named Executive Officers	23

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider. Please review the entire proxy statement carefully before voting.
Annual Meeting of Shareholders
Date and Time:        April 25, 2018, 10:00 a.m. Pacific Time
Place:            Conference Center Auditorium
Two World Trade Center
25 SW Salmon Street
Portland, Oregon 97204
Record Date:        March 1, 2018
Voting Matters and Board Voting Recommendations

Proposal 1: Election of Directors
The Board recommends a FOR vote for the election of each of the director nominees named in the proxy statement.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Board recommends a FOR vote on this proposal.

Proposal 3: Advisory Vote on Executive Compensation
The Board recommends a FOR vote on this proposal.

Proposal 4: Approval of the Portland General Electric Company Stock Incentive Plan, as amended and restated
The Board recommends a FOR vote on this proposal.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

Name	Age	Director Since
John W. Ballantine	72	2004
Rodney L. Brown, Jr.	62	2007
Jack E. Davis, Chairman	71	2012
David A. Dietzler	74	2006
Kirby A. Dyess	71	2009
Mark B. Ganz	57	2006
Kathryn J. Jackson	60	2014
Neil J. Nelson	59	2006
M. Lee Pelton	67	2006
Maria M. Pope	53	2018
Charles W. Shivery	72	2014

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2018. Set forth below is a summary of information with respect to Deloitte's fees for services provided in 2017 and 2016.

	2017	2016
Audit Fees	$1,665,725	$1,625,000
Audit-Related Fees	99,000	79,564
Tax Fees	—	—
All Other Fees	3,790	5,700
Total	$1,768,515	$1,710,264

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, our named executive officer compensation. The Board of Directors recommends a “FOR” vote because it believes that our compensation policies and practices help us achieve our goals of rewarding strong and sustained financial and operating performance, leadership excellence and alignment of our executives' long-term interests with those of our stakeholders.
Below are some of the key features of our executive compensation program that we believe help enable the company to achieve its performance goals:

•	A significant percentage of compensation at risk.

•	Incentive pay based on quantifiable company measures.

•	Balanced focus on financial results and operations.

•	Stock ownership guidelines that align executives’ interests with those of shareholders.

•	An independent compensation consultant that reports directly to the Compensation and Human Resources Committee.

•	Low burn rate (the rate at which equity incentive awards are made).

•	No significant perquisites.

These features are reflected in the 2017 compensation of our named executive officers, which is summarized in the table below. This table should be read in conjunction with the additional information on our executive compensation program included in the Compensation Discussion and Analysis section of this proxy statement and the related executive compensation tables.

EXECUTIVE COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
James J. Piro Chief Executive Officer*	2017	858,671	1,562,979	901,106	138,351	324,146	3,785,253
	2016	836,431	1,517,452	680,574	135,052	148,124	3,317,633
	2015	805,549	1,395,704	688,826	41,221	138,451	3,069,751
James F. Lobdell Senior Vice President, Finance, Chief Financial Officer and Treasurer	2017	457,362	519,114	264,111	190,458	63,100	1,494,145
	2016	449,074	461,998	206,396	114,897	45,824	1,278,189
	2015	413,356	402,470	201,648	14,470	44,943	1,076,887
Maria M. Pope President*	2017	540,491	545,362	333,540	88,124	71,937	1,579,454
	2016	477,576	494,985	245,180	55,384	60,683	1,333,808
	2015	464,728	438,582	234,258	25,302	64,135	1,227,005
J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	2017	203,768	342,992	113,943	47,281	117,238	825,222
	2016	398,086	332,983	166,364	54,397	48,352	1,000,182
	2015	385,729	289,784	169,364	(1,375)	48,796	892,298
William O. Nicholson Senior Vice President, Customer Service, Transmission & Distribution	2017	332,534	230,684	174,173	198,538	43,278	979,207
	2016	322,903	223,992	135,991	120,053	39,627	842,566
	2015	317,720	216,781	142,684	46,614	43,586	767,385
W. David Robertson Vice President, Public Policy	2017	309,599	218,894	137,817	111,974	41,330	819,614

*Mr. Piro resigned as President effective October 1, 2017 and as Chief Executive Officer effective January 1, 2018 in connection with his retirement from the company. Ms. Pope was appointed President effective October 1, 2017 and previously served as Senior Vice President, Power Supply, Operations and Resource Strategy.

PROPOSAL 4: APPROVAL OF STOCK INCENTIVE PLAN
We are submitting the Portland General Electric Company Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”) for shareholder approval. The purpose of the Stock Incentive Plan is to provide incentives that will attract, retain and motivate highly competent persons as officers, directors and key employees of the company by providing them with incentives and rewards in the form of rights to earn shares of the common stock of the company and cash equivalents. The Stock Incentive Plan authorizes the grant of restricted stock units, restricted stock awards, incentive stock options, nonstatutory stock options and stock appreciation rights. To date, the company has only granted restricted stock units and restricted stock awards under the Stock Incentive Plan.

The Stock Incentive Plan was last approved by our shareholders in 2013. Since that time, the Stock Incentive Plan has been amended to extend the expiration date from March 31, 2016 to March 31, 2024 and was most recently amended on February 13, 2018 to make certain other changes as described in Proposal 4. We are not requesting additional shares for issuance under the Stock Incentive Plan. Shareholder approval of the Stock Incentive Plan will have the effect, among others, of authorizing the extension of the term of the plan and providing that awards granted to employees under the plan after its original expiration on March 31, 2016 may be settled in stock to the extent that such awards vest in accordance with their existing terms.

Important Dates for 2019 Annual Meeting
We plan to hold our 2019 Annual Meeting of Shareholders on April 24, 2019. Shareholder proposals submitted for inclusion in our 2019 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us by November 14, 2018. Shareholder proposals to be brought before the 2019 Annual Meeting of Shareholders outside of Rule 14a-8 must be received by us by December 26, 2018. After November 14, 2018, and up to December 26, 2018 a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2019 annual meeting.
Proxy Statement
This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company (“PGE” or the “company”) to solicit your proxy to vote your shares at our 2018 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204 at 10:00 a.m. Pacific Time on Wednesday, April 25, 2018. This proxy statement and the enclosed proxy card and 2017 Annual Report are being mailed to shareholders, or made available electronically, on or about March 14, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
On March 1, 2018 there were 89,207,820 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of the outstanding shares of PGE common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
5% or Greater Holders
The Vanguard Group, Inc.(1)	8,061,203	9.04%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(2)	8,922,780	10%
40 East 52nd Street
New York, NY 10022
JP MORGAN CHASE & CO.(3)	4,591,098	5.1%
270 Park Avenue
New York, NY 10017
Non-Employee Directors
John W. Ballantine	20,416 (4)	*
Rodney L. Brown, Jr.	19,740 (4)	*
Jack E. Davis	11,905 (4)	*
David A. Dietzler	20,416 (4)	*
Kirby A. Dyess	16,782 (4)	*
Mark B. Ganz	20,416 (4)(5)	*
Kathryn J. Jackson	8,593 (4)	*
Neil J. Nelson	20,016 (4)(5)	*
M. Lee Pelton	20,416 (4)	*
Charles W. Shivery	9,011 (4)	*
Named Executive Officers
James J. Piro	182,486	*
James F. Lobdell	39,546	*
Maria M. Pope	19,641 (5)	*
J. Jeffrey Dudley	49,355	*
William O. Nicholson	20,581	*
W. David Robertson	20,404	*
All of the company's executive officers and directors as a group (23 persons)	558,485	*

*	Percentage is less than 1% of PGE common stock outstanding.

(1)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2018, reporting information as of December 31, 2017.

(2)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2018, reporting information as of December 31, 2017. The Schedule 13G/A indicates that the shares are held by 17 separate entities and that none of these entities beneficially own 5% or more of the outstanding PGE common stock.

(3)	As reported on Schedule 13G filed with the Securities and Exchange Commission on January 11, 2018, reporting information as of December 31, 2017.

(4)
Includes 487 shares of common stock that will be issued on March 31, 2018 upon the vesting of restricted stock units granted under the Portland General Electric Company Stock Incentive Plan. Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.

(5)	Shares are held jointly with the individual's spouse, who shares voting and investment power.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers and persons who beneficially own more than 10% of our common stock. To the best of our knowledge, all of the filings required by Section 16(a) of the Securities Exchange Act of 1934 for our directors and executive officers and persons who beneficially own more than 10% of our common stock were made on a timely basis in 2017.
EXECUTIVE OFFICERS
MARIA M. POPE President and Chief Executive Officer, age 53.
Appointed President on October 1, 2017 and appointed Chief Executive Officer on January 1, 2018. Served as Senior Vice President, Power Supply, Operations and Resource Strategy from March 1, 2013 until appointed to current position. Served as Senior Vice President, Finance, Chief Financial Officer and Treasurer from January 2009 to February 2013 and was a member of the company’s board of directors from January 2006 to December 2008. Served as Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, from July 2007 to December 2008. Prior to joining Mentor Graphics, served as Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, from December 2003 to April 2007.
JAMES F. LOBDELL Senior Vice President, Finance, Chief Financial Officer and Treasurer, age 59.
Appointed to current position on March 1, 2013. Served as Vice President, Power Operations and Resource Strategy from August 2, 2004 until appointed to current position. Served as Vice President, Power Operations from September 2002 until August 2, 2004. Served as Vice President, Risk Management Reporting, Controls and Credit from May 2001 until September 2002.
WILLIAM O. NICHOLSON Senior Vice President, Customer Service, Transmission and Distribution, age 59.
Appointed to current position on April 18, 2011. Served as Vice President, Distribution Operations from August 2009 until appointed to current position. Served as Vice President, Customers and Economic Development from May 2007 until August 2009. Served as General Manager, Distribution Western Region from April 2004 until May 2007. Served as General Manager, Distribution Line Operations and Services from February 2002 until April 2004.
LARRY N. BEKKEDAHL Vice President, Transmission and Distribution, age 57.
Appointed to current position on August 25, 2014. Served as Senior Vice President of Transmission Services at Bonneville Power Administration from June 2012 to August 2014, and as Vice President of Engineering and Technical Services from April 2008 to June 2012.  Prior to joining Bonneville Power Administration, served as Director of Engineering and Technical Services for Clark Public Utilities from 2001 to 2008, and served in various capacities for PacifiCorp from 1984 to 2001.
CAROL A. DILLIN Vice President, Customer Strategies and Business Development, age 60.
Appointed to current position on August 1, 2009. Served as Vice President, Public Policy from February 2004 until appointed to current position.
BRADLEY Y. JENKINS Vice President, Generation and Power Operations, age 54.
Appointed to current position on October 1, 2017. Served as Vice President, Power Supply Generation from September 2015 until appointed to current position and as General Manager, Diversified Plant Operations, from November 2013 to August 2015. Served as Plant General Manager, Boardman Power Plant from September 2012 to November 2013 and as Operations Manager, Boardman Power Plant from March 2012 to September 2012. Prior to joining PGE, Mr. Jenkins served in a variety of leadership and management roles in the utility industry with 24 years of experience in large generating facilities. He served as Maintenance Manager for Sandvik Special Metals from March 2011 to March 2012, as Lead Maintenance Assessor for Tecmer from February 2011 to March 2011, and as Maintenance Manager for Energy Northwest from April 2006 to November 2010. His experience also includes time at Entergy Louisiana, Entergy Nuclear South, Energy Northwest and the Tennessee Valley Authority.

LISA A. KANER Vice President, General Counsel and Corporate Compliance Officer, age 57.
Joined PGE and appointed to current position on June 29, 2017. Prior to joining PGE, was a trial attorney and shareholder at the Portland, Oregon law firm of Markowitz Herbold PC from 1994 to June 2017, where she specialized in complex commercial litigation.
JOHN T. KOCHAVATR Vice President, Information Technology and Chief Information Officer, age 44.
Joined PGE and appointed to current position on February 1, 2018. Prior to joining PGE, served as Senior Vice President and Chief Information Officer at SUEZ Water Technologies & Solutions (formerly General Electric Water and Process Technologies) from October 2017 to January 2018 and as Chief Information Officer and Chief Digital Officer for General Electric Water and Process Technologies from November 2012 to September 2017. His experience also includes various other Chief Information Officer and Information Technology leadership positions at General Electric’s energy and capital divisions from June 2001 to October 2012.
ANNE F. MERSEREAU Vice President, Human Resources, Diversity and Inclusion, age 55.
Appointed to current position on January 4, 2016. Served as Employee Services Manager for Human Resources from January 2014 until appointed to current position. As Employee Services Manager, she led Human Resources Operations, including Systems Reporting and Analytics, Payroll, Human Resources Service Center, and Health Services. Served as Consultant to Change Management from January 2012 to January 2014 and as Human Resources Business Partner from July 2009 to December 2011. Prior to joining PGE, served as Senior Consultant for Waldron, a global human resources consulting firm, from December 2008 to July 2009 and held various positions with Marsh USA from January 2000 to October 2006, most recently as Managing Director and U.S. Region Human Resources Director.
W. DAVID ROBERTSON Vice President, Public Policy, age 51.
Appointed to current position on August 1, 2009. Served as Director of Government Affairs from June 2004 until appointed to current position.
KRISTIN A. STATHIS Vice President, Customer Service Operations, age 54.
Appointed to current position on June 1, 2011. Served as general manager of Revenue Operations from August 2009 until May 2011. Served as assistant treasurer and manager of Corporate Finance from October 2005 until July 2009. Served as general manager of Power Supply Risk Management from August 2003 until September 2005.

CORPORATE GOVERNANCE
Our Board of Directors has implemented a corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee and Finance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Business Ethics and Conduct; and a Code of Ethics for Chief Executive and Senior Financial Officers. These documents are published under the “Corporate Governance” section of our website at investors.portlandgeneral.com and are available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.
Board of Directors
Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.
During 2017, the Board of Directors met five times. During 2017, each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chairman of the board (or if the Chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session four times in 2017, generally at the end of each regular quarterly board meeting. In the event that the non-management directors include directors who are not independent under the New York Stock Exchange listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. Throughout 2017, all of our non-management directors were independent under the New York Stock Exchange listing standards. Accordingly, the four meetings of our non-management directors in 2017 also constituted meetings of our independent directors.
It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the board. All of our directors attended the 2017 annual meeting of shareholders.
BOARD LEADERSHIP STRUCTURE
We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company. The Chairman of the board provides leadership to the board in exercising its role of providing advice to, and independent oversight of, management. The Chairman of the board also provides leadership in defining the board’s structure and activities in the fulfillment of its responsibilities, provides guidance to the Chief Executive Officer, sets the board meeting agendas with board and management input, and presides over meetings of the Board of Directors and meetings of shareholders. The board recognizes the significant time, effort and energy that the Chief Executive Officer is required to devote to the company in the current business environment. The board also recognizes the significant commitment that is required from the Chairman, particularly as the board’s oversight responsibilities continue to grow. While our bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Jack E. Davis, our current Chairman, is an independent director as defined in the New York Stock Exchange listing standards and the company’s Categorical Standards for Determination of Director Independence.
BOARD OVERSIGHT OF RISK
Management is responsible for the day-to-day management of the company’s risks, while the board, as a whole and through its committees, has responsibility for overseeing the company’s management of risk. The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. These reports provide insight on the material risks faced by the company, and help the board understand the company’s risk management framework and risk mitigation strategies and processes.
While the board has ultimate responsibility for oversight of the risk management process, various committees of the board assist the board in fulfilling its oversight responsibilities for certain areas of risk. The Audit Committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reviews quarterly reports from the company’s Corporate Compliance Committee. In addition, the Audit Committee assists the board in fulfilling its risk management oversight responsibilities by reviewing periodic reports on the company’s overall risk management strategy, including guidelines and policies governing the process by which the company assesses and manages its exposure to risk and discussing the company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation and Human Resources Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from the company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for directors, and corporate governance. The Finance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity.
SELECTION OF CANDIDATES FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee does not have a formal policy with respect to the consideration of diversity in identifying director nominees, but believes it is important that the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee's field;

•	Ability to make a meaningful contribution to the board's oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee's personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Experience and skills in areas important to the operation of the company; and

•	Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates recommended by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•
The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director nominee if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to the Chairman of the Nominating and Corporate Governance Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating and Corporate Governance Committee may retain an outside search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.
Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee may request information from the candidate, review the candidate’s accomplishments and qualifications and compare them to the accomplishments and qualifications of any other candidates that the committee might be considering. The committee may also choose to conduct one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.
Non-Employee Director Compensation
The following table describes the compensation earned by persons who served as non-employee directors during any part of 2017.
2017 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
John W. Ballantine	$92,250	$89,310	$1,650	$183,210
Rodney L. Brown, Jr.	84,750	89,310	1,650	175,710
Jack E. Davis	141,750	89,310	1,650	232,710
David A. Dietzler	84,750	89,310	1,650	175,710
Kirby A. Dyess	96,000	89,310	1,650	186,960
Mark B. Ganz	84,750	89,310	1,650	175,710
Kathryn J. Jackson	84,750	89,310	1,650	175,710
Neil J. Nelson	99,750	89,310	1,650	190,710
M. Lee Pelton	92,250	89,310	1,650	183,210
Charles W. Shivery	84,750	89,310	1,650	175,710

(1)	Amounts in this column include cash retainers, meeting fees and chair fees.

(2)
These amounts represent the grant date fair value of restricted stock unit grants made in 2017, the terms of which are discussed below in the section entitled “Restricted Stock Unit Grants.” The annual equity grants (with a grant date fair value of $89,310) were made on April 26, 2017 in respect of services to be performed during the ensuing 12-month period. In addition, in 2017, the grants made to non-employee directors on May 4, 2016 were rescinded and replaced with a grant of equal value made on June 7, 2017, but that award is not reflected in the table above, as it was made in respect of 2016.

(3)
This column represents amounts earned in respect of dividend equivalent rights under restricted stock unit awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Awards” column.

Current Compensation Arrangements for Non-Employee Directors
The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fees
Annual Cash Retainer Fee for Directors	$50,000
Additional Annual Cash Retainer Fee for Chairman of the Board	75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	15,000
Additional Annual Cash Retainer Fee for Compensation and Human Resources Committee Chair	11,250
Additional Annual Cash Retainer Fee for Other Committee Chairs	7,500
Annual Committee Service Fee (per committee)	18,000
Value of Annual Grant of Restricted Stock Units	90,000
The annual cash retainers and the annual committee service fee are paid quarterly in arrears. We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.
Restricted Stock Unit Grants
Each of our non-employee directors receives an annual grant of restricted stock units. The number of restricted stock units each director receives is determined by dividing $90,000 by the closing price of PGE common stock on the date of grant. These grants are typically made on or around the date of our annual meeting of shareholders.
Each restricted stock unit generally represents the right to receive one share of common stock at a future date. For 2017, however, directors were given an election to have the award settle either in cash (based on the original award amount) or in shares of common stock. All of the directors elected to have their 2017 awards settle in common stock. Provided that the director remains a member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.
Each director also is granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to the dividends that are paid on one share of common stock and that have a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash, for awards made prior to February 13, 2018, on the date that the related dividends are paid to holders of common stock and, for later awards, on the vest date of the underlying shares.
The grants of restricted stock units and dividend equivalent rights are made pursuant to the terms of the Portland General Electric Company Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director.
Stock Ownership Requirements for Non-Employee Directors
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least five times the value of the annual base cash retainer fee for non-employee directors. Non-employee directors must meet this requirement within five years following the first annual meeting at which they are elected. All of our directors either meet the stock ownership requirement or are on track to do so by the applicable target date. Our stock ownership policy for executive officers is described on page 44 of this proxy statement.
Outside Directors’ Deferred Compensation Plan
The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.
Director Independence
For a director to be considered independent under the New York Stock Exchange corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the New York Stock Exchange independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee.
In addition to complying with New York Stock Exchange independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is published as an addendum to our Corporate Governance Guidelines, which are available under the “Corporate Governance” section of our website at investors.portlandgeneral.com.
During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). As part of its review of director independence, the board considered Mark B. Ganz’ position as President and Chief Executive Officer and a director of Cambia Health Solutions, Inc. (“CHS”) and CHS’ business relationship with the company during the last three fiscal years. PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees who are covered by one of the collective bargaining agreements between PGE and the union. By action of the Board of Trustees that administers the trust, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of CHS, to provide health products and services. The board also considered whether there were charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.
As a result of this review, the board affirmatively determined that the following directors nominated for election at the annual meeting are independent under the New York Stock Exchange listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson, Neil J. Nelson, M. Lee Pelton and Charles W. Shivery.
The board determined that Maria M. Pope is not independent because of her employment as the company’s President and Chief Executive Officer.
Board Committees
The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. Current copies of the charters for each of these committees are available under the “Corporate Governance” section of our website at investors.portlandgeneral.com. The Board of Directors has determined that each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee is comprised solely of independent directors in accordance with the New York Stock Exchange listing standards.

The table below provides membership information for each of these standing committees as of March 1, 2018.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Resources Committee	Finance Committee
John W. Ballantine			✓	Chair
Rodney L. Brown, Jr.		✓		✓
Jack E. Davis		✓
David A. Dietzler	✓	✓
Kirby A. Dyess	✓		Chair
Mark B. Ganz	✓		✓
Kathryn J. Jackson			✓	✓
Neil J. Nelson	Chair		✓
M. Lee Pelton		Chair		✓
Charles W. Shivery	✓			✓
AUDIT COMMITTEE
The Audit Committee met four times in 2017. Under the terms of its charter, the Audit Committee must meet at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the committee include:

•	Retaining our independent registered public accounting firm;

•	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;

•
Approving audit and permissible non-audit service engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;

•	Reviewing the performance of our internal audit function;

•
Reviewing the company’s annual and quarterly financial statements and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and

•	Assisting the board in fulfilling its responsibility to oversee our risk management program.
The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.
The Board of Directors has determined that Mr. Dietzler, Mr. Nelson and Mr. Shivery are “audit committee financial experts” as that term is defined under rules of the Securities and Exchange Commission.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee met two times in 2017. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:

•	Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;

•	Advising the board with respect to board and committee composition and procedures;

•	Developing and recommending to the board a set of corporate governance guidelines and reviewing such guidelines at least annually;

•	Reviewing the succession plans for the Chief Executive Officer and senior officers either as a committee, or together with the full board; and

•	Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.
The committee may retain search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE
The Compensation and Human Resources Committee met five times in 2017. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:

•
Together with the other independent directors, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•
Evaluating annually the performance of the other executive officers in light of the goals and objectives applicable to such executive officers, which may include requesting that the Chief Executive Officer provide performance evaluations for such executive officers and recommendations with respect to the compensation of such executive officers (including long-term incentive compensation);

•	Together with the other independent directors, determining and approving the compensation of the Chief Executive Officer in light of the evaluation of the Chief Executive Officer’s performance;

•	Determining and approving the compensation of the other executive officers in light of the evaluation of such officers’ performance;

•	Reviewing and approving, or recommending approval of, perquisites and other personal benefits to our executive officers;

•	Reviewing and recommending the appropriate level of compensation for board and committee service by non-employee members of the board;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.
Under its charter, the committee has authority to retain compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. The committee has engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to advise it on matters related to executive compensation.
The committee is supported in its work by members of our Compensation and Benefits Department. The formal role of our executive officers in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from our executive officers in developing an overall compensation philosophy and in making decisions about specific pay components.
The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the New York Stock Exchange listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, such power and authority as the committee deems appropriate.
FINANCE COMMITTEE
The Finance Committee met four times in 2017. Under the terms of its charter, the committee meets as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The responsibilities of the committee include:

•	Reviewing and recommending to the board financing plans, and annual capital and operating budgets, proposed by management;

•	Reviewing, and approving or recommending, certain costs for projects, initiatives, transactions and other activities within the ordinary business of the company;

•	Reviewing our capital and debt structure, approving or recommending to the board the issuance of secured and unsecured debt, and recommending to the board the issuance of equity;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•
Assisting the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments.

Policies on Business Ethics and Conduct
All of our directors, officers and employees are required to abide by our Code of Business Ethics and Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors - Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior - and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.
The full texts of both the Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Corporate Governance” section of our website at investors.portlandgeneral.com or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed to our shareholders to the extent required by law.
As required by New York Stock Exchange rules, our audit committee has procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of its directors, officers, employees or agents.
Certain Relationships and Related Persons Transactions
We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines, our Code of Business Ethics and Conduct and our Conflict of Interest Policy address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related person transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Business Ethics and Conduct requires any person, including our directors and officers, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code involving a director, an executive officer or our Controller is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest involving a director, an executive officer or our Controller, which will be promptly disclosed to our shareholders to the extent required by law.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Human Resources Committee during 2017 were John W. Ballantine, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson and Neil J. Nelson. All members of the committee during 2017 were independent directors and no member was an employee or former employee. During 2017, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee or Board of Directors.
EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2017 for the Portland General Electric Company Stock Incentive Plan and the Portland General Electric Company 2007 Employee Stock Purchase Plan. The Stock Incentive Plan was originally approved by our shareholders on May 7, 2008 at the company’s 2008 annual meeting of shareholders, was amended and restated as of February 13, 2018, and is being submitted to our shareholders for approval at the 2018 annual meeting. The 2007 Employee Stock Purchase Plan was approved by the shareholders on May 2, 2007 at the company’s 2007 annual meeting of shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	625,323(1)	N/A	3,345,262(2)(3)
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A
Total	625,323(1)	N/A	3,345,262(2)(3)

(1)
Represents outstanding restricted stock units and related dividend equivalent rights issued under the Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation - Restricted Stock Unit Grants” above and “Long-Term Equity Incentive Awards” below for further information regarding the Stock Incentive Plan.

(2)	Represents shares remaining available for issuance under the Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.

(3)
Includes approximately 18,000 shares available for future issuance under the 2007 Employee Stock Purchase Plan that are subject to purchase in the purchase period from January 1, 2018 to June 30, 2018. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

AUDIT COMMITTEE REPORT
The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Management is responsible for the company’s internal controls and the financial reporting process, including the integrity and objectivity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the company’s financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.
The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the company’s financial results and the effectiveness of the company’s internal control over financial reporting. The committee has discussed with Deloitte significant accounting policies that the company applies in its financial statements, as well as alternative treatments. The committee also discussed with the company’s internal auditor and Deloitte the overall scope and plans for their respective audits.
Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The committee has discussed with Deloitte the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board.
The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards. In addition, the committee has received the written disclosures and the letter regarding independence from Deloitte, as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed such information with Deloitte.
Based upon the review, discussions and representations referenced above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.
The committee has appointed Deloitte as the company’s independent registered public accounting firm for fiscal year 2018.
Audit Committee
Neil J. Nelson, Chair
David A. Dietzler
Kirby A. Dyess
Mark B. Ganz
Charles W. Shivery

February 13, 2018

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for 2017 and 2016 were as follows:

	2017	2016
Audit Fees(1)	$1,665,725	$1,625,000
Audit-Related Fees(2)	99,000	79,564
Tax Fees(3)	—	—
All Other Fees(4)	3,790	5,700
Total	$1,768,515	$1,710,264

(1)
For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the Securities and Exchange Commission, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

(2)
For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits of the statements of activities of jointly owned facilities. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.

(3)	For professional tax services, including consulting and review of tax returns.

(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.

PRE-APPROVAL POLICY FOR INDEPENDENT AUDITOR SERVICES
The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.
In addition, the Audit Committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors, pursuant to a pre-approval policy adopted by the committee. The term of pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.
All audit and permissible non-audit services provided by the independent auditors during 2017 and 2016 were pre-approved by the Audit Committee.

PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
The board has nominated all of the 11 current directors for re-election as directors. The nominees are: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson, Neil J. Nelson, M. Lee Pelton, Maria M. Pope and Charles W. Shivery. This slate of nominees satisfies the New York Stock Exchange listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance - Director Independence” for further details regarding director independence.
All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our bylaws provide that the Board of Directors may determine the size of the board. Effective April 26, 2014, the board has set the size of the board at 11 directors. At the annual meeting, proxies cannot be voted for a greater number of individuals than the number of nominees named in this proxy statement.
All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. If the board designates a substitute, shares represented by proxies will be voted for the substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.
Director Nominees
In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the company and the board.

John W. Ballantine, age 72, director since February 2004; Chairman of the Finance Committee and member of the Compensation and Human Resources Committee.
Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for international banking operations, New York operations, Latin American banking, corporate planning, U.S. financial institutions business and a variety of trust operations. Mr. Ballantine also serves as a director of Deutsche Funds, as a member of the audit committee and the investment oversight committee of Deutsche Funds, and as chair of the contract committee of Deutsche Funds. We believe that Mr. Ballantine’s qualifications to serve on our board include his extensive experience in finance and risk management, his experience in various executive and leadership roles for First Chicago NBD Corporation, as well as his experience on the boards of other companies. Mr. Ballantine’s expertise in finance and risk management is of great value to the board, given the company’s significant ongoing and anticipated capital programs and the company’s focus on enterprise risk management.

Rodney L. Brown, Jr., age 62, director since February 2007; member of the Nominating and Corporate Governance Committee and the Finance Committee.
Mr. Brown is a founding partner of Cascadia Law Group PLLC, a Seattle, Washington law firm that specializes in environmental law in the Pacific Northwest. He is the principal author of Washington’s Superfund law, the Model Toxics Control Act, and has worked for years to reform and improve the environmental regulatory system. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm. We believe that Mr. Brown’s qualifications to serve on our board include his experience as an environmental lawyer, his extensive knowledge of environmental laws and regulations to which the company is subject, his general knowledge of government and public affairs, and his experience as a management consultant for organizations handling large infrastructure projects and projects with challenging environmental issues.

Jack E. Davis, age 71, director since June 2012; Chairman of the Board of Directors and member of the Nominating and Corporate Governance Committee.
Mr. Davis served as Chief Executive Officer of Arizona Public Service Company (“APS”), Arizona’s largest electricity provider, from September 2002 until his retirement in March 2008 and as President of APS from October 1998 to October 2007. Mr. Davis also served as President and Chief Operating Officer of Pinnacle West Capital Corporation (”Pinnacle West”) from September 2003 to March 2008 and as a director of Pinnacle West from January 2001 to March 2008 and a director of APS from October 1998 to May 2008. Pinnacle West is the parent company of APS. During his 35 years at APS, Mr. Davis held executive and management positions in various areas of the company, including commercial operations, generation and transmission, customer service, and power operations. Mr. Davis has served on the boards of the Edison Electric Institute and the National Electric Reliability Council. He also served as Chairman of the Western Systems Coordinating Council in 2000. We believe that Mr. Davis’ qualifications to serve on our board include his extensive knowledge of the utility industry, his experience as Chief Executive Officer, senior executive and director of APS and his experience as President, Chief Operating Officer, senior executive and director of Pinnacle West.

David A. Dietzler, age 74, director since January 2006; member of the Audit Committee and the Nominating and Corporate Governance Committee.
Mr.  Dietzler was a certified public accountant for over 40 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s board of directors, including the governance, nominating, and board process and evaluation committee, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office. Mr. Dietzler has served on the boards of Columbia Banking System, Inc. and Columbia State Bank since April 2013 and also serves as chair on the audit committee of each of those boards. Mr. Dietzler served on the board of directors of West Coast Bancorp and as chair of the audit committee from January 2012 to April 2013 when West Coast Bancorp was acquired by Columbia Banking System, Inc. We believe that Mr. Dietzler’s qualifications to serve on our board include his 37 years of experience auditing public companies and working with audit committees of public companies, his experience as a director of KPMG LLP, his knowledge of Securities and Exchange Commission filing requirements, financial reporting, internal control and compliance requirements, and the experience he acquired through his leadership roles for the Pacific Northwest offices of KPMG.

Kirby A. Dyess, age 71, director since June 2009; Chair of the Compensation and Human Resources Committee and member of the Audit Committee.
Ms. Dyess is a principal in Austin Capital Management LLC, where she evaluates, invests in, and assists early stage companies in the Pacific Northwest. In addition, she serves on the board of Itron, Inc. She has served on the audit committees of Itron, Inc. and Menasha Corporation, the governance committees of Merix Corporation, Itron, Inc., Viasystems Group, Inc. and Menasha Corporation, and as chair of the compensation committees of Viasystems Group, Inc. and Itron, Inc. She also serves as chair of the board of directors of Prolifiq Software, a provider of sales content management and compliance software, as a member of the board of Compli, a provider of workforce compliance management software, and as a member of the board of the Oregon Community Foundation. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as Corporate Vice President of Intel Corporation from 1994 to 2002. Her assignments included Director of Intel Capital Operations from June 2001 to December 2002, Director of Strategic Acquisitions/New Business Development from November 1996 to June 2001, and Director of Worldwide Human Resources from January 1993 to November 1996. We believe that Ms. Dyess’ qualifications to serve on our board include the experience she acquired during her career at Intel Corporation in the areas of risk management, human resources, operations, government relations, mergers and acquisitions, sales and marketing, information technology, and the initiation of start-up businesses, and her experience serving on boards of other companies.

Mark B. Ganz, age 57, director since January 2006; member of the Audit Committee and the Compensation and Human Resources Committee.
Mr. Ganz has served since 2003 as president and since 2004 as president and chief executive officer of Cambia Health Solutions, Inc., a parent corporation of 22 companies offering products and services across the U.S. in the health care sector - including BlueCross and BlueShield licensed health plans in four states - to individuals and families, health care providers and employers. Cambia Health Solutions, Inc.’s family of companies range from software and mobile applications, advanced data analytics, precision medicine, health care marketplaces, non-traditional health care delivery models, health insurance, life insurance, pharmacy benefit management, and wellness. The Cambia Foundation, of which Mr. Ganz is a founder and director, is a nationally recognized leader and innovator in the field of Palliative Care in the U.S. Mr. Ganz has been with Cambia Health Solutions, Inc. since 1992, holding various positions, including president and chief operating officer, chief legal officer and corporate secretary, and chief compliance officer. Mr. Ganz also serves on the board of directors of Cambia Health Solutions, Inc. and Echo Health Ventures, a joint venture between Cambia and BlueCross BlueShield of North Carolina. In addition, Mr. Ganz serves as council president of the Boy Scouts of America Cascade-Pacific Council and is past-chair of America’s Health Insurance Plans. He serves on the board and executive committee of Oregon Business Council and Greater Portland Inc., the regional economic development corporation. He also serves on the boards of the BlueCross and BlueShield Association and the Western Conference of Prepaid Health Plans, and on the Board of Regents of the University of Portland. He serves on the advisory board of the USC Schaeffer School of Public Policy and is a member of the National Academies of Science, Medicine and Engineering Roundtable on Quality Care for People with Serious Illness. We believe that Mr. Ganz’ qualifications to serve on our board include his experience overseeing multiple companies within a large diversified corporate group, his experience in various executive roles, his 29 years of experience in the practice of corporate and regulatory law, and his expertise in executive compensation and compensation structures, corporate governance, and ethics and compliance programs.

Kathryn J. Jackson, Ph.D., age 60, director since April 2014; member of the Finance Committee and Compensation and Human Resources Committee.
Dr. Jackson has served since January 2016 as the Director of Energy and Technology Consulting at KeySource, Inc., where she provides consulting services to clients in business growth, technology development and energy services. In addition, she has served since July 2015 as a director of Hydro One Inc., an electricity transmission and distribution company serving the Province of Ontario, Canada, and since January 1, 2017 as a director of Cameco Corporation - one of the world’s largest uranium producers, headquartered in Saskatchewan, Canada. From April 2017 to October 2017, Dr. Jackson served as a director of Rice Energy, Inc., a company engaged in the acquisition, exploration and development of natural gas and oil properties. Dr. Jackson previously served as Chief Technology Officer and Senior Vice President at RTI International Metals, Inc. from June 2014 to July 2015, where she was responsible for global research and technology development, technology strategy, and development of alloys and manufacturing processes, including 3D printing and powder metallurgy. Prior to joining RTI International Metals, Inc., Dr. Jackson served as the Chief Technology Officer and Senior Vice President of Research & Technology at Westinghouse Electric Company, LLC, a nuclear energy company, from 2009 to June 2014 and as the Vice President of Strategy, Research & Technology from 2008 to 2009. Prior to joining Westinghouse Electric Company, LLC, Dr. Jackson worked for 17 years at the Tennessee Valley Authority, where she held various executive positions. From 2008 to April of 2014, Dr. Jackson served on the board of directors of the Independent System Operator of New England, the grid system operator for the six New England states, where she served as Chair of the board of directors, Chair of the compensation and human resources committee and a member of the system planning and reliability committee. Dr. Jackson serves on the Electricity Industry Center Advisory Board at Carnegie Mellon University, the Carnegie Mellon University Engineering School Dean’s Advisory Board, the Electricity Institute Advisory Board at the University of Pittsburgh, and the Industry Advisory Board at Oregon State University School of Mechanical, Industrial, and Manufacturing Engineering. Dr. Jackson holds a Ph.D. in Engineering and Public Policy from Carnegie Mellon University. We believe that Dr. Jackson’s qualifications to serve on our board include her extensive background in engineering, her experience in senior executive roles at Westinghouse Electric Company, LLC and the Tennessee Valley Authority, her experience serving on the board of the Independent System Operator of New England, her experience with large capital projects, contracts and vendor negotiations, her experience with generation facilities and energy trading operations, her experience in research and development across a broad range of utility assets and systems, and her experience in the areas of environmental health and safety.

Neil J. Nelson, age 59, director since October 2006; Chair of the Audit Committee and member of the Compensation and Human Resources Committee.
Mr. Nelson has served as President of Siltronic Corporation, a global leader in the market for hyperpure silicon wafers and a partner to many top-tier chip manufacturers, since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the board of directors and the compensation committee of Siltronic Corporation. We believe that Mr. Nelson’s qualifications to serve on our board include his experience in overseeing company-wide and divisional operations for Siltronic Corporation and divisional operations for Mitsubishi Silicon America, his experience in overseeing manufacturing operations at the department, division and company-wide levels, his experience in risk oversight and environmental issues, his experience overseeing safety systems and the financial reporting process for Siltronic Corporation, and his experience in developing and overseeing compensation programs over the past 15 years for Siltronic Corporation and, prior to that, for Mitsubishi Silicon America.

M. Lee Pelton, Ph.D., age 67, director since January 2006; Chair of the Nominating and Corporate Governance Committee and member of the Finance Committee.
Dr. Pelton has served as President of Emerson College in Boston, Massachusetts since July 2011. From July 1999 to July 2011, he served as President of Willamette University in Salem, Oregon. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also served on the board of directors of PLATO Learning, Inc. from March 2007 to May 2010 and on the compensation and audit committees of PLATO Learning, Inc. We believe that Dr. Pelton’s qualifications to serve on our board include his experience in leadership positions at several universities, his connections to the academic community, his knowledge in the area of university relations and collaborations, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his academic background and accomplishments.

Maria M. Pope, age 53, director since January 1, 2018.
          Ms. Pope is President and Chief Executive Officer of Portland General Electric Company. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She previously served from March 2013 to October 2017 as Senior Vice President of Power Supply, Operations and Resource Strategy, overseeing PGE's generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as Senior Vice President of Finance, Chief Financial Officer and Treasurer. She served on PGE’s Board of Directors from 2006 to 2008. Ms. Pope also serves on the board of directors of Umpqua Holdings Corporation and Pope Resources, LP. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and served in senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley. We believe that Ms. Pope’s qualifications to serve on our board include her current role as President and Chief Executive Officer of the company; her extensive knowledge of the company and the utility industry; her leadership and business management experience with the company; her experience in finance through her past roles as Chief Financial Officer of three publicly traded companies and past chair of the audit committees of TimberWest Forest Corp., Premera Blue Cross and the Oregon Health & Sciences University; her civic activities as the past chair of the Oregon Health & Sciences University governing board, the Oregon Symphony and the Council of Forest Industries; and her experience in governance through her service on public, private and advisory boards.

Charles W. Shivery, age 72, director since February 2014; member of the Audit Committee and the Finance Committee.
Mr. Shivery served as Chairman, President and Chief Executive Officer of Northeast Utilities, New England’s largest utility system, from March 2004 until his retirement in April 2012 following the completion of the merger between Northeast Utilities and NSTAR. Following his retirement, he served as Chairman of the Board of Trustees of Northeast Utilities from April 2012 to October 2013, and as a member of the Board of Trustees from October 2013 to May 2014. From 2007 to 2012, Mr. Shivery also served as Chairman of the boards of several wholly-owned subsidiaries of Northeast Utilities, including The Connecticut Light and Power Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company. Prior to joining Northeast Utilities in 2002, Mr. Shivery worked for 29 years at Constellation Energy Group, Inc. and its wholly-owned subsidiary, Baltimore Gas & Electric Company, where he served in various executive positions, including Co-President of Constellation Energy Group. Mr. Shivery is a director of Webster Financial Corporation and is chair of the compensation committee and a member of the executive committee. We believe that Mr. Shivery’s qualifications to serve on our board include his nearly 40 years of experience in the utility industry, including policy-making level director and executive officer positions while employed at Constellation Energy Group, Inc. and Northeast Utilities, and his senior management level experience in capital and financial markets and credit markets throughout his career at Constellation Energy and Northeast Utilities.

Directors are elected by a majority of the votes cast at the annual meeting. Election by a majority means that a director nominee is elected if the number of votes cast “FOR” such director nominee exceeds the number of votes cast “AGAINST” such director nominee, provided that a majority of the outstanding shares of common stock entitled to vote at the annual meeting are present in person or represented by proxy at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2018 and to audit the effectiveness of internal control over financial reporting as of December 31, 2018.
The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.
Under New York Stock Exchange and Securities and Exchange Commission rules, and the Audit Committee Charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.
Ratification of the appointment of Deloitte as the company’s independent registered public accounting firm will require that a majority of the outstanding shares of common stock entitled to vote at the annual meeting be present in person or represented by proxy at the annual meeting, and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: NON-BINDING ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs are designed to attract and retain our named executive officers and to provide them with incentives to advance the interests of our key stakeholders, which include our customers, our shareholders, our employees, and the communities we serve. In designing these programs, we focus on the following principles:
PERFORMANCE BASED PAY

•	A significant portion of our executives’ pay should vary based on performance relative to key stakeholder interests;

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance; and

•	Executive pay should encourage financial and operational improvements, but not at the expense of the safety and reliability of our operations.
REASONABLE, COMPETITIVE PAY

•
Executive pay should be competitive, but other considerations, such as individual qualifications, corporate performance and internal pay equity should also play a role in determining executive compensation.

SOUND GOVERNANCE AND COMPENSATION PRACTICES

•
In the Compensation Discussion and Analysis, under the heading “Executive Summary” (which begins on page 30), we highlight features of our compensation program that we believe reflect sound governance and compensation practices. We urge shareholders, in considering their vote, to review these features and to read the entire Compensation Discussion and Analysis, appearing on pages 30 to 44 of this proxy statement, which describes in more detail how the company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2017 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 45 to 55 of this proxy statement, which provide detailed information on the compensation of our named executive officers. Our Compensation and Human Resources Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the shareholders of the Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure in the proxy statement for the Company’s 2018 Annual Meeting of Shareholders.”
Approval of this proposal will require that a majority of the outstanding shares of common stock entitled to vote at the annual meeting be present in person or represented by proxy at the annual meeting, and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.
The vote on this proposal is advisory, and therefore not binding on the company, the Compensation and Human Resources Committee or the Board of Directors. However, we value the opinions of our shareholders and to the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation and Human Resources Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: APPROVAL OF STOCK INCENTIVE PLAN

The Portland General Electric Company Stock Incentive Plan was adopted by the Board of Directors (the “Board”) effective March 31, 2006 and was most recently amended and restated by the Board’s Compensation and Human Resources Committee (the “Committee”) effective February 13, 2018 (the “Stock Incentive Plan”). The Stock Incentive Plan was most recently approved by our shareholders on May 22, 2013.
Under the Stock Incentive Plan, 4,687,500 shares of company common stock were originally approved for issuance and, as of March 1, 2018, 422,967 shares of company common stock were subject to outstanding unvested awards and 3,059,327 shares remained available for future issuance.
The Stock Incentive Plan, as originally drafted, provided that no awards could be granted after March 31, 2016. The Board and the Committee each approved an amendment to the plan, effective as of March 31, 2016, to extend the term of the plan to March 31, 2024. On September 12, 2017, the Oregon Public Utility Commission approved the plan as amended to provide for such extension.
We are now submitting the Stock Incentive Plan for shareholder approval. We are not requesting additional shares for issuance under the Stock Incentive Plan at this time. Shareholder approval of the Stock Incentive Plan will have the effect of (and is required for):

•	authorizing the extension of the term of the Stock Incentive Plan through March 31, 2024 and the settlement in shares of any awards granted after the plan’s original expiration on March 31, 2016;

•
providing that grants of stock options covering up to 1,000,000 shares under the Stock Incentive Plan may qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), though the company has not previously granted any options under the Stock Incentive Plan and does not presently intend to do so in the future; and

•
providing that awards granted to employees under the Stock Incentive Plan after its original expiration on March 31, 2016 may be settled in stock to the extent that such awards vest in accordance with their existing terms.

Additional changes have been made to the Stock Incentive Plan that do not require shareholder approval, including:

•
the addition of a prohibition whereby shares withheld from delivery or delivered by a participant to satisfy an exercise price, or withheld in satisfaction of withholding tax obligations, will no longer be available for issuance under the Stock Incentive Plan;

•	the addition of a prohibition on the payment of dividends on unvested shares;

•
the addition of language to make more express that the company will not reprice or cancel and regrant any award at a lower exercise price, or cancel such an “underwater” award in exchange for cash, property or other awards, without first obtaining the approval of the company’s shareholders;

•	the elimination of certain provisions that relate to now-repealed rules under Section 162(m) of the Code (but not the limits on the amounts participants may be granted under the Stock Incentive Plan);

•
the addition of the ability to settle stock options and stock appreciation rights through a “net settlement” procedure (although the company has not historically granted such awards and has no present intention of doing so);

•	providing that shares withheld from delivery to satisfy tax withholding obligations may be withheld at up to the maximum applicable rate and not just at the minimum rate; and

•	certain other immaterial or stylistic changes.
As previously disclosed, the company inadvertently authorized certain awards under the plan, as then in effect, after March 31, 2016 to its nonemployee directors and to certain of its employees. The nonemployee director awards (covering an aggregate of 39,970 shares of common stock) were made in May 2016 and April 2017 in the form of time-vested restricted stock units. The 2016 awards were subsequently rescinded, and directors were permitted to elect to receive the 2017 award, as well as a substitute 2016 award, in the form of cash or shares. Because of the cash election feature, no shareholder action is needed or contemplated in respect of those director awards.
Three categories of awards have been made to employees under the plan since March 31, 2016 (the “Contingent Employee Awards”): (i) 148,985 performance stock units granted to officers and other key employees in February 2017 that vest and settle in shares on a “cliff” basis following a three-year service and performance period; (ii) 5,670 restricted stock units granted to key employees at various times between November 2016 and April 2017 that vest and settle in shares on a “cliff” basis after three years, subject to continued service but providing for earlier pro-rata vesting upon an employee’s death or disability; (iii) 148,943 performance stock units granted to officers and other key employees in February 2018 that vest and settle in shares on a “cliff” basis following a three-year service and performance period; and (iv) 4,797 restricted stock units granted to a new employee, effective February 1, 2018, pursuant to the terms of the employee’s offer letter. None of the Contingent Employee Awards has vested or been settled, and none will vest or be settled before November 2019, other than in cases of death or disability. As noted above, the Contingent Employee Awards will be settled in stock in accordance with their existing terms, but only if shareholders approve the Stock Incentive Plan pursuant to this Proposal 4. If shareholders do not approve the Stock Incentive Plan, the company may take steps to compensate the Contingent Employee Award holders as the company deems appropriate, in cash or otherwise, on a basis not requiring shareholder approval.
Plan Benefits
The following table sets forth the number of units subject to Contingent Employee Awards. As explained above, those awards will not be settled in stock unless shareholders approve the Stock Incentive Plan pursuant to this Proposal 4. The following table also sets forth the dollar value of restricted stock units that the company expects to grant to its nonemployee directors on the date of the 2018 annual meeting. If shareholders do not vote to approve the Stock Incentive Plan pursuant to this Proposal 4, directors will be permitted to elect to have those awards settle in cash instead of shares.
As explained further below, awards under the Stock Incentive Plan in the future otherwise will be made in the discretion of the Committee and their ultimate value will depend on the future value of our common stock. Accordingly, those awards are not determinable at this time.

		Number of Units Subject to Contingent Employee Awards
		Time Based Awards	Performance Based Awards
Name and Position	Dollar Value		Threshold	Maximum
James J. Piro Chief Executive Officer (1)	$518,129	—	12,041	21,072
James F. Lobdell Senior Vice President, Finance, Chief Financial Officer and Treasurer	$1,053,823	—	25,451	44,539
Maria M. Pope President and Chief Executive Officer (1)	$2,045,400	—	50,230	87,903
J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	$58,892	—	1,369	2,395
William O. Nicholson Senior Vice President, Customer Service, Transmission and Distribution	$468,373	—	11,311	19,795
W. David Robertson Vice President, Public Policy	$444,380	—	10,732	18,781
All current executive officers (11 people)	$7,734,657	4,797	181,753	318,068
All current non-employee directors	$900,000	19,450	—	—
All other employees including current non-executive officers	$4,000,283	9,949	86,610	151,568

(1)
Mr. Piro resigned as President effective October 1, 2017 and as Chief Executive Officer effective January 1, 2018 in connection with his retirement from the company. Ms. Pope was appointed President effective October 1, 2017 and Chief Executive Officer effective January 1, 2018 and previously served as Senior Vice President, Power Supply, Operations and Resource Strategy.

Summary of the Plan
The material features of the Stock Incentive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Stock Incentive Plan, which is attached as Appendix A to this proxy statement.
General
The purpose of the Stock Incentive Plan is to attract, retain and motivate highly competent persons as officers, directors and key employees of the company and its subsidiaries and affiliates, by providing them with incentives and rewards in the form of rights to earn shares of the common stock of the company and cash equivalents. The Stock Incentive Plan authorizes the grant of incentive stock options (options that qualify under Section 422 of the Code), nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock awards and restricted stock units (“RSUs”) (each an “Award”).
Shares Available for Grant
The maximum aggregate number of shares of common stock of the company reserved and available for issuance pursuant to Awards under the Stock Incentive Plan is 4,687,500, subject to adjustment under certain circumstances as specified in the plan. As of March 1, 2018, 1,628,173 shares have either been issued under the Stock Incentive Plan or are subject to outstanding unvested Awards, and 3,059,327 shares remain available for issuance pursuant to future Award grants.
The maximum number of shares of common stock that may be the subject of an Award with respect to any individual participant during the term of the Stock Incentive Plan cannot exceed 2,000,000. The maximum number of shares of common stock that may be covered by Awards issued under the Stock Incentive Plan during a year is currently limited to 1% of the company’s outstanding common stock at the beginning of such year. The maximum number of shares of common stock that may be issued pursuant to incentive stock options awarded under the Stock Incentive Plan cannot exceed 1,000,000.
If shares subject to restricted stock awards or stock units are forfeited, then such shares of common stock again become available for future Awards under the Stock Incentive Plan. If a stock option or SAR is forfeited or terminated before being exercised, then the corresponding shares of common stock again become available for future Awards under the Stock Incentive Plan. Shares delivered to the company by a participant or withheld by the company from delivery upon exercise, as part or full payment for an Award, and shares withheld from delivery to satisfy a tax withholding obligation, shall not be available for future Awards under the Stock Incentive Plan.
The closing price of the common stock on March 1, 2018 was $39.92 per share. As noted above, we are not asking shareholders to approve additional shares for issuance under the Stock Incentive Plan.
Administration
The Stock Incentive Plan is administered by the Committee, which consists of two or more directors appointed by the board. All of the members of the Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.
Subject to the provisions of the Stock Incentive Plan, the Committee has the authority to determine: (i) which officers, directors, and key employees will receive Awards, (ii) the time or times when Awards will be granted, (iii) the types of Awards to be granted, (iv) the number of shares of common stock that may be issued under each Award, and (v) the terms, restrictions and provisions of each Award. The Committee has the authority to construe the Stock Incentive Plan and Award agreements, to prescribe rules and regulations relating to the Stock Incentive Plan and to make all other determinations necessary or advisable for administering the plan, subject to the provisions of the plan. The determinations made by the Committee are binding and conclusive.
Eligibility
Officers, directors and key employees of the company or its affiliates are generally eligible for Awards, but only employees may be granted incentive stock options. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the company or any of its parents or subsidiaries may not be granted an incentive stock option unless the requirements of Section 422(c)(5) of the Code are satisfied.
Grant Agreements
Each Award is evidenced by a grant agreement that contains terms and conditions as determined by the Committee in its discretion. The grant agreement will determine the effect on an Award of the participant’s disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service, and the extent to which and period during which Awards may be exercised. If a grant agreement does not provide otherwise, vested options and SARs may be exercised for a period of 90 days following the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates, and unvested options, SARs, restricted stock awards and RSUs are forfeited on the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates. No dividends will be payable with respect to a share underlying an Award unless and until the Award vests in respect of such share, although dividend equivalents may be accrued pending vesting. In addition, all Awards will be subject to such conditions as are necessary to comply with federal and state securities laws and understandings or conditions as to the participant’s employment, in addition to conditions specifically provided for under the Stock Incentive Plan.
Options
Each stock option agreement will identify whether an option is an incentive stock option or nonstatutory option and will specify, among other terms, when the option becomes exercisable, the exercise price of the option (which may not be less than the fair market value of the underlying shares on the grant date) and the term of the option (in the case of incentive stock options, not to exceed 10 years from the date of grant).
Stock Appreciation Rights
An SAR means a right to receive payment in cash or shares of common stock of an amount equal to the excess of the fair market value of a share of common stock on the date the right is granted, all as determined by the Committee. SARs may be awarded alone or in combination with options.
Restricted Stock Awards
Restricted stock awards may be subject to time based vesting and/or performance based vesting and such other terms and conditions as the Committee determines appropriate. Restricted stock awards may or may not require payment of a purchase price in respect of the shares of common stock subject to the Award, and will specify whether the participant will have all of the rights of a holder of shares of common stock of the company, including the right to receive dividends (subject to vesting of the underlying shares) and to vote the shares.
Restricted Stock Units
An RSU provides for payment in shares of common stock at such time as is specified in the RSU agreement. Each RSU agreement will contain terms and conditions of the RSUs that are not inconsistent with the Stock Incentive Plan including, but not limited to, the number of shares of common stock underlying the RSU and time based and/or performance based vesting terms. The Committee will determine whether a participant granted an RSU will be entitled to a dividend equivalent right, which entitles the holder to receive the amount of any dividend paid on the share of common stock underlying an RSU, and which may be paid in cash (subject to vesting of the underlying share) or in the form of additional RSUs, as determined by the Committee.
Performance-Based Awards
Any Award granted under the Stock Incentive Plan may be granted subject to the attainment of performance criteria as determined by the Committee in its sole discretion. Such performance criteria may include comparisons to the performance of other companies.
The Committee may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of a performance goal, and the Committee may disregard or offset the effect of extraordinary, unusual or non-recurring items in determining the attainment of performance goals. Such Awards may accumulate dividend equivalents on the same basis as described above in respect of RSUs.
Although the exemption for performance-based compensation under Section 162(m) of the Code was recently repealed with respect to taxable years beginning after December 31, 2017, amounts payable pursuant to a binding written agreement in effect on November 2, 2017 may still qualify for the exemption. Accordingly, while it is not expected that future grants under the Stock Incentive Plan will qualify for the exemption, certain Awards previously granted under the plan may be eligible. To the extent they are eligible, the company intends to administer the Awards in a way that qualifies them for the exemption, but there can be no assurance that they will qualify.
Adjustments
In the event of any change in the common stock of the company through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, the Committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, adjustments to (i) the number of options, SARs, restricted shares and stock units available for future Awards, (ii) the number of shares of common stock covered by each outstanding option and SAR, (iii) the exercise price under each outstanding option and SAR; and (iv) the number of stock units included in any prior Award that has not yet been settled.
Effect of Change in Control
In the event of a change in control of the company, as defined in the Stock Incentive Plan, or in the event of a fundamental change in the business condition or strategy of the company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event; (iii) adjust the terms of the Award in a manner determined by the Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (v) make such other adjustments in the Award as the Committee may consider equitable to the participant and in the best interests of the company. Any Award will be subject to such conditions as are necessary to comply with federal and state securities laws and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Stock Incentive Plan.

Prohibition on Repricing
The Stock Incentive Plan provides that the Committee may not reprice or cancel and regrant any Award at a lower exercise, base or purchase price, or cancel any Award with an exercise, base or purchase price in excess of the fair market value of the underlying common stock in exchange for cash, property or other awards, without the approval of the company’s shareholders.
Term, Amendment and Termination
The effective date of the Stock Incentive Plan was March 31, 2006. The Stock Incentive Plan was most recently amended and restated by the Committee on February 13, 2018 and, as noted above, the term of the plan was extended effective March 31, 2016. The plan was last approved by shareholders in 2013. The Stock Incentive Plan will terminate, by its terms, on March 31, 2024, but all outstanding Awards as of the date of termination will remain in effect and the terms of the Stock Incentive Plan shall apply until each such Award terminates as provided in the applicable grant agreement.
The Committee may, at any time and for any reason, amend or terminate the Stock Incentive Plan. An amendment of the Stock Incentive Plan will be subject to the approval of the company’s shareholders to the extent required by applicable laws, regulations, rules or requirements of any applicable stock exchange. Any such termination or amendment of the Stock Incentive Plan will not affect any Award previously granted under the plan.
Subject to the otherwise applicable terms of the Stock Incentive Plan, the Committee may amend the terms of any Award previously granted (and the related Award agreement), prospectively or retroactively, but generally no such amendment may impair the rights of any participant without his or her consent. No amendment of any stock options or SARs may be made in a manner that will be treated as the grant of a new stock option or SAR under Section 409A of the Code.
Federal Income Tax Information
The following is a brief summary of the federal income tax consequences of certain transactions under the Stock Incentive Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the Stock Incentive Plan participant or the company may result depending upon other considerations not described below. Awards under the Stock Incentive Plan are intended either not to be “deferred compensation” within the meaning of Section 409A of the Code or to comply with the requirements of Section 409A. The deductibility of Awards may be subject to limits imposed under Section 162(m) of the Code.
Incentive Stock Options
A participant will not recognize regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is taken into account for purposes of calculating the alternative minimum tax.) If a participant exercises an incentive stock option and disposes of the shares acquired more than two years after the date of grant and more than one year following the date of exercise, no income is recognized upon exercise and the sale of the shares will qualify for capital gains treatment. If a participant disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment. The company generally will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the company will be entitled to a deduction to the extent the employee recognized compensation income.
Nonstatutory Stock Options and Stock Appreciation Rights
No income is recognized by a participant at the time a nonstatutory stock option or SAR is granted. At the time of exercise of a nonstatutory stock option or SAR, the participant will recognize ordinary income, and the company will be entitled to a deduction in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise. Upon the sale of shares acquired upon exercise of a nonstatutory stock option or SAR, the participant will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment will be short-term or long-term, depending on the length of time the shares were held.
Restricted Stock
In general, a participant who receives a restricted stock award will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date when the shares are no longer subject to a substantial risk of forfeiture and any amount paid for the shares, and the company will be entitled to a deduction for tax purposes in the same amount. Any gain or loss on the participant’s subsequent sale of shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held. If a participant receiving a restricted stock award makes a timely election under Section 83(b) of the Code to have the tax liability determined at the date of grant rather than when the restrictions lapse, the participant will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date the stock is issued and any amount paid for the shares, and the company will be entitled to a deduction at the same time. If such an election is made, the participant recognizes no further amounts of compensation income when the restrictions lapse, and any gain or loss on the participant’s subsequent sale of the shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.
Restricted Stock Units
A participant who receives RSUs will recognize ordinary compensation income when the RSUs vest and are paid in shares of common stock or cash, in the amount of the fair market value of the shares of common stock on the date paid to the participant. Any gain or loss on the participant’s subsequent sale of shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.
Vote Required and Board of Directors Recommendation
Approval of the Stock Incentive Plan will require that a majority of the outstanding shares of common stock entitled to vote at the annual meeting be present in person or represented by proxy at the annual meeting, and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PORTLAND GENERAL ELECTRIC COMPANY STOCK INCENTIVE PLAN.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation and Human Resources Committee of the Board of Directors reviewed and discussed with the company’s management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
Kirby A. Dyess (Chair)
John W. Ballantine
Mark B. Ganz
Kathryn J. Jackson
Neil J. Nelson
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation program as it relates to the following individuals, who were our “named executive officers” for 2017:

•	James J. Piro, Chief Executive Officer;(1)

•	James F. Lobdell, Senior Vice President, Finance, Chief Financial Officer and Treasurer;

•	Maria M. Pope, President;(2)

•	J. Jeffrey Dudley, Vice President, General Counsel and Corporate Compliance Officer;(3)

•	William O. Nicholson, Senior Vice President, Customer Service, Transmission and Distribution; and

•	W. David Robertson, Vice President, Public Policy.

(1)	Mr. Piro resigned as President effective October 1, 2017, and as CEO effective January 1, 2018 in connection with his retirement from the company.

(2)
Ms. Pope was appointed President effective October 1, 2017, and CEO effective January 1, 2018. Prior to October 1, 2017 she served as Senior Vice President, Power Supply, Operations and Resource Strategy.

(3)	Mr. Dudley resigned effective June 29, 2017 in connection with his retirement from the company.
Executive Summary
2017 BUSINESS HIGHLIGHTS
2017 was a year of solid performance for the company, both financially and operationally. Below we describe some of our achievements and significant developments for the year.
Leadership Transition and Strategic Focus

•
We executed on our established leadership succession plan and completed a smooth transition to our new CEO. Ms. Pope’s broad experience across multiple industries and deep understanding of our customers’ needs and the energy business promise to serve the company well during a time of significant evolution in the industry.

•
Our Board of Directors worked closely with management to review and update the company’s statement of strategic direction to ensure the company is prepared to face new challenges and take advantage of new opportunities. Our strategy aligns our team on four key priorities: delivering exceptional customer experiences; investing in a reliable and clean energy future; building a smarter, more resilient grid; and pursuing excellence in our work.

Financial Performance

•
After adjusting to exclude the financial impact of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”), the federal tax legislation enacted on December 22, 2017, our net income for the year was $204 million, return on equity (“ROE”) was 8.54%, and diluted earnings per share (“EPS”) was $2.29.

•
We maintained a solid balance sheet, including strong liquidity and investment grade credit ratings. In July 2017, Standard & Poor’s revised the company’s outlook to positive from stable based on incremental improvements in our business risk profile.

Utility Operations

•
Our customer satisfaction rankings were top quartile nationally for residential, general business and key customers. We were ranked number one among large electric utilities as per the Western region in the JD Power 2017 Electric Utility Business Customer Satisfaction Study.

•
Our employees and systems performed exceptionally well during an August heatwave in the region, which resulted in a new summer peak-demand record of 3,976 megawatts. Overall, generation plant availability was excellent at 90.34% for the year.

•
On October 1, 2017 we joined the California Independent System Operator’s Western Energy Imbalance Market. Our participation allows us to manage our energy supply portfolio in five-minute intervals, rather than one-hour intervals, which helps us integrate more variable energy resources like wind and solar into our system and control costs for our customers.

•
Our transmission and distribution system reliability performance, which is measured by the frequency and duration of outages, was mixed. While we met some of our reliability goals, our results for average outage duration did not meet our expectations. We are committed to continuing our investment in replacements for aging infrastructure, improving operational resiliency, and adding technology to improve the reliability of our system.

Regulatory Progress

•
We achieved a positive outcome in our 2018 General Rate Case, reaching agreement on all issues in the rate case with the Oregon Public Utility Commission (“OPUC”) staff and participating stakeholder groups. In its final order, the OPUC approved new prices effective January 1, 2018, in support of our continued investment in the safety and reliability of our system. Other key terms of the settlement include a return on equity of 9.5%, a capital structure of 50% debt and 50% equity, and a rate base of $4.5 billion.

•
We engaged in a collaborative process with OPUC staff and other stakeholders on our 2016 Integrated Resource Plan, which outlines our 20-year plan for providing safe, reliable and affordable energy for our customers. Our plan puts us on track to meet Oregon’s renewable power goals with 20% qualifying renewables by 2020 and 50% by 2040, excluding existing hydroelectric resources. Under our current proposal, we would meet our capacity need of 350 to 450 megawatts through bilateral power purchase agreements with owners of existing regional resources. We are also proposing the addition of 100 average megawatts of renewable resources by 2020, and expect to launch a request for proposals for renewable resources during the first half of 2018.

•
We filed a proposal with the OPUC outlining the development of up to 39 megawatts of energy storage in our service area, in compliance with Oregon House Bill 2193, which requires large Oregon utilities to procure energy storage systems with the capacity to store at least 5 megawatt hours of energy by 2020. Our proposal calls for investing between $50 million and $100 million to deploy energy storage projects that will help integrate renewables on the grid, improve the region’s energy resilience, and inform future investment in energy storage.

Capital Investment

•
We made significant investments in our system in 2017. Our capital expenditures for the year were approximately $514 million, which included expenditures for upgrades and replacement of aging generation, transmission and distribution; strengthening the power grid for earthquakes, cyberattacks and other potential threats; and new customer information systems and technology tools.

ALIGNMENT OF EXECUTIVE PAY WITH PERFORMANCE
The payouts under our executive awards for the year reflect the alignment of our executive pay with company performance. Under our annual cash award program, we performed at or near maximum levels relative to two of the goals (customer satisfaction and generation plant availability), above target relative to our power cost management goal, but below threshold relative to our electric service power quality goal. Our results with respect to our EPS goal, adjusted to exclude the impact of the 2017 Tax Act, were slightly above target. These results yielded payouts between 106.5% and 122.6% of our executives’ target annual cash incentive awards. Under our 2015-2017 equity incentive awards, we achieved the maximum performance level relative to our regulated asset base goal, while our performance relative to total shareholder return and ROE, adjusted to exclude the impact of the 2017 Tax Act, were below target, resulting in payouts equal to 102.2% of target awards. For a detailed discussion of these awards, see pages 36 to 44.
How We Make Compensation Decisions
COMPENSATION PHILOSOPHY
The goals of our executive compensation program are to attract and retain highly qualified executives and to provide them with incentives to advance the interests of our stakeholders, which include our customers, our shareholders, our employees, and the communities we serve. To accomplish these goals, we are guided by the following principles:

•	Performance-Based Pay

◦	A significant portion of our executives’ pay should be based on company performance relative to key stakeholder interests.

◦	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance.

◦	Executive pay should encourage financial and operational improvements, but not at the expense of the safety and reliability of our operations.

•	Reasonable, Competitive Pay

◦
Executive pay should be competitive, but other considerations, such as individual qualifications, company performance, and internal equity should also play a role in determining executive compensation.

COMPENSATION PRACTICES
The Compensation and Human Resources Committee of the Board of Directors (which we sometimes refer to as our “Compensation Committee”) regularly reviews the company’s compensation practices and policies to ensure that they promote the interests of the company’s stakeholders. Listed below are some of the most important aspects of our program.

•
Significant pay at risk. In 2017, incentive awards with no guaranteed payouts constituted 52.4% to 74.0% of our named executive officers' target total direct compensation (base salary plus variable incentive awards, assuming target performance).

•	Rigorous performance metrics. We base incentive award payouts on company performance relative to quantifiable goals whose achievement requires a meaningful stretch.

•	Diversified incentive award program. Our incentive awards reflect a reasonable balance between short-term and long-term performance, and awards are based on both operational and financial results.

•
Reasonable stock award program. Our three-year average burn rate (the total number of equity award shares granted over a three-year period divided by the weighted average of the shares outstanding) was 0.22% for 2015 through 2017, which puts us near the median relative to our peers.

•
Meaningful stock ownership guidelines. Our stock ownership guidelines are three times base salary for our CEO and one times base salary for our other executive officers, targets that are significant but commensurate with the size of our executives’ stock awards.

•
Clawback of incentive pay. Our Compensation Committee is authorized to seek reimbursement of incentive compensation from each executive officer if the Board of Directors determines that the officer has engaged in misconduct that contributed to the need for a material restatement of our financial results.

•	No employment agreements. None of our current executive officers has an employment agreement that provides for a guaranteed level of compensation.

•
Double-trigger stock vesting and enhanced cash severance. Following a change in control, our executives are entitled to accelerated vesting of long-term incentive awards and enhanced cash severance payments only if their employment is terminated.

•	No hedging or pledging. Our insider trading policy prohibits directors, officers and employees from entering into hedging or pledging transactions or short sales of our company stock.

•	Reasonable use of compensation market data. We evaluate our executive pay by reference to the median of our compensation peer group, but we do not tie compensation to specific benchmarks.

•	No significant perquisites. Our executives participate in the company’s health and welfare benefit programs on the same basis as other full-time employees and enjoy only modest perquisites.

•	No guaranteed tax gross-ups. We have no arrangements that entitle our executives to tax gross-ups, although we may approve tax gross-ups on moving expenses on a case-by-case basis.

•	No current SERP program. None of the company’s current executives participates in a supplemental executive retirement program.

•	No dividends or dividend equivalents on unvested shares. Recipients of awards under our long-term incentive program earn dividend equivalent rights only on shares that vest.

•
Reasonable severance arrangements. The maximum amount payable under our severance plan is one year’s base salary absent a change in control, and one year’s base salary plus the target value of the executive’s annual incentive award in the case of a termination following a change in control.

ROLES AND RESPONSIBILITIES
Compensation Committee and Independent Directors
The Compensation Committee, which consists of five independent directors, is responsible for developing and overseeing the company’s executive compensation program. The committee reviews the performance of all of the executive officers and establishes base salaries and grants incentive awards to the executive officers other than the CEO. The committee makes recommendations to the independent directors of the Board of Directors regarding the CEO’s base salary and incentive awards, and the independent directors, acting together as a committee of the board, approve such compensation after considering the committee’s recommendations. The Compensation Committee also reviews the company’s executive compensation plans and makes or recommends plan amendments to the Board of Directors.
In carrying out its responsibilities, the Compensation Committee is assisted by the company’s management, Human Resources staff, and an independent compensation consultant.
Management
The company’s officers do not determine executive pay. Management provides information and recommendations on compensation matters to the Compensation Committee, particularly in areas requiring detailed knowledge of company operations and the utility industry. Our CEO evaluates the performance of the other officers and makes recommendations regarding their pay based on her assessment of a variety of factors, including their individual performance, experience, job scope, business unit or business function performance, competitive market conditions and retention risk. Our CEO does not make recommendations regarding her own compensation.
Compensation Consultant
The Compensation Committee retained F.W. Cook to serve as its executive compensation consultant in 2017. F.W. Cook’s assignments for 2017 included the following:

•	Recommendation of a group of peer companies used for purposes of market comparisons;

•
Review of the company’s executive compensation program, including compensation philosophy, compensation levels in relation to company performance, pay opportunities relative to those at comparable companies, short- and long-term mix and metric selection, executive benefits and perquisites, stock ownership levels and wealth potential, and stock ownership guidelines;

•	Review of the company’s director compensation program, including design considerations such as ownership guidelines and vesting terms;

•	Reporting on emerging trends, legislative developments and best practices in the area of executive and director compensation;

•	Review of the company’s annual proxy disclosure;

•	Preparation of a compensation risk assessment study to evaluate whether the company’s compensation programs are likely to create material risk for the company; and

•	Attendance at Compensation Committee meetings.

Before engaging F.W. Cook, the Compensation Committee reviewed the firm’s qualifications, as well as its independence and the potential for conflicts of interest. The committee determined that F.W. Cook is independent and its services to the committee do not create any conflicts of interest. The committee has the sole authority to approve F.W. Cook’s compensation, determine the nature and scope of its services, and terminate the engagement. F.W. Cook does not perform other services for or receive other fees from the company.
USE OF COMPENSATION MARKET DATA
We consider compensation market comparisons to ensure the competitiveness of our executives’ pay. We evaluate compensation by reference to the median of the market, but we do not automatically adjust compensation to meet specific benchmarks.
For its 2017 compensation decisions, the Compensation Committee relied on information provided by F.W. Cook regarding the compensation practices of a peer group of companies together with broader utility industry survey data. The compensation peer group data were compiled from proxy statements and other public filings, as well as data derived from the Willis Towers Watson Comp Online database. Utility industry survey data were collected from the Willis Towers Watson Energy Services Executive Database. Historical cash compensation data were updated at a 3% annual growth rate.

To select our peer group, we look for companies that represent the best match with PGE based on the following criteria:

•
Vertically Integrated Utility. Our peer companies should be vertically integrated utilities, with a business mix either focused on regulated electric operations or a balance of regulated electric and regulated gas operations.

•	Minimal Non-Regulated Business Activities. Non-regulated businesses should not be key drivers of the financial performance and strategy of our peer companies.

•
Market Capitalization. Our peer companies should be in the small to mid-cap range ($1 to $10 billion in market capitalization), with adequate liquidity and size to attract key utility-focused institutional investors while also maintaining a retail investor base.

•	Investment-Grade Credit Ratings. Our peer companies should have credit ratings that allow for financing at a reasonable cost in most market environments.

•	Balanced Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix and service territories not overly reliant on one key customer or industry sector.

•
Regulatory Environment. Our peer companies should have a comparable cost of service ratemaking process and allowed return on equity, as well as a history of allowed recovery on regulatory assets, fuel and power costs and legitimate deferred costs.

•	Capital Structure. Our peer companies should demonstrate moderate leverage (generally less than 60% debt to total capitalization ratio) and no significant liquidity concerns.

•	Growth Opportunities. The growth opportunities of our peer companies should be based primarily on regulated activities.
We also seek to maintain a peer group in which we are positioned near the median relative to key financial measures, including company revenues, market capitalization and enterprise value. Finally, we consider geographic proximity, to the extent it could result in a company’s serving as a potential competitor for executive talent.
After considering information regarding candidate peer companies provided by F.W. Cook, the Compensation Committee selected the following companies to serve as our compensation peer group for 2017:
2017 PEER GROUP

Alliant Energy Corporation	IDACORP, Inc.	PNM Resources, Inc.
Avista Corporation	Northwest Natural Gas Company	SCANA Corporation
Cleco Corporation	NorthWestern Corporation	UIL Holdings Corporation
El Paso Electric Company	OGE Energy Corp.	Vectren Corporation
Great Plains Energy Incorporated	Pinnacle West Capital Corporation	Westar Energy, Inc.

As shown below, PGE is positioned near the median of its current compensation peer group in terms of revenue, net income, market capitalization and enterprise value.

PGE vs. PEER GROUP

	Revenues (1)	Net Income (2)	Market Capitalization (as of 12/31/17)	Enterprise Value (as of 12/31/17)
75th Percentile	$2,636	$361	$7,266	$11,224
Median	1,700	199	4,979	6,628
25th Percentile	1,356	138	3,238	5,403
PGE	1,987	200	4,423	6,711
PGE Percentile Rank	53	50	45	51

(1)	Based on revenues for PGE and the peer group companies as reported for the 12 months ending September 30, 2017.

(2)	Based on net income for PGE and the peer group companies as reported for the 12 months ending September 30, 2017.

TAX CONSIDERATIONS
Section 162(m) of the Code generally limits to $1 million annually the federal income tax deduction that a publicly held corporation may claim for compensation payable to certain of its respective current and former executive officers, but that deduction limitation historically did not apply to performance-based compensation that met certain requirements. As part of the 2017 Tax Act, Section 162(m) was amended, effective for taxable years beginning after December 31, 2017, to expand the scope of executive officers subject to the deduction limitation and also to eliminate the performance-based compensation exception, though the exception generally continues to be available on a “grandfathered” basis to compensation payable under a written binding contract in effect on November 2, 2017.

In determining compensation for our executive officers, the Compensation Committee considers the extent to which the compensation is deductible, including the effect of Section 162(m). In prior years, the Compensation Committee generally sought to structure our executive incentive compensation awards so that they qualified as performance-based compensation exempt from the Section 162(m) deduction limitation where doing so was consistent with the company’s compensation objectives, but it reserved the right to award non-deductible compensation. The Compensation Committee continues to evaluate the changes to Section 162(m) and their significance to the company’s compensation programs, but in any event its primary focus in its compensation decisions will remain on furthering the company’s business objectives and not on whether the compensation is deductible. The Compensation Committee did not make significant changes to the company’s executive compensation program for 2018 in response to the tax code changes.

CONSIDERATION OF “SAY-ON-PAY” VOTE
The Compensation Committee considers the results of the annual shareholder “Say-on-Pay” advisory vote on the compensation of the company’s named executive officers in developing the company’s executive compensation program. At our 2017 annual meeting of shareholders, over 99% of the votes cast approved our compensation program as described in our 2017 proxy statement. We believe these results reflect broad shareholder support for our executive compensation program. Accordingly, while we made some modifications to our incentive award programs to ensure market competitiveness and alignment with stakeholder interests, we retained the core design of our compensation program for 2017. We will continue to consider the results of annual shareholder advisory votes on executive compensation, as well as any feedback we may receive from shareholders and other stakeholders during the course of the year.

At our 2017 annual meeting we also conducted a shareholder advisory vote to determine how often a Say-on-Pay vote should be conducted. Our shareholders recommended, in a non-binding vote, a frequency of one year for future shareholder Say-on-Pay voting. Our Board of Directors adopted this shareholder recommendation and approved a one-year frequency for shareholder advisory votes on our executive compensation program. We expect to conduct the next shareholder advisory vote on the frequency of our Say-on-Pay voting in 2023.
Elements of Compensation
Our executive pay includes the following elements:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity incentive awards; and

•	Other standard benefits, including retirement benefits, health and welfare benefits and modest perquisites.
We discuss each of these elements in the following sections.
BASE SALARIES
Overview
We pay base salaries to provide a fixed amount of compensation at levels needed to attract and retain qualified executives. The Compensation Committee considers the recommendations of our CEO before setting the base salaries of our executive officers other than the CEO. The independent directors approved the CEO’s base salary after receiving a recommendation from the Compensation Committee.
2017 Base Salaries
For 2017, annual base salary increases for our named executive officers averaged 3.0% (excluding the increase in Ms. Pope’s salary when she assumed the role of President of the company).

2016 and 2017 BASE SALARIES

	2016 Salary (1)	2017 Salary (2)	Annual Increase
James J. Piro	$798,662	$822,622	3.0%
James F. Lobdell	420,000	432,604	3.0%
Maria M. Pope	450,000	454,500	1.0%
J. Jeffrey Dudley	370,000	381,106	3.0%
William O. Nicholson	320,000	329,608	3.0%
W. David Robertson	295,000	312,723	6.0%

(1)	Effective April 11, 2016.

(2)	Effective March 27, 2017. Ms. Pope’s annual base salary was increased to $650,00 effective October 1, 2017, when she assumed the position of President of the company.

ANNUAL CASH INCENTIVE AWARDS
Overview
We grant annual cash incentive awards under our 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”) to provide our executives with incentives to advance stakeholder interests by linking their pay to short-term company performance in important financial and operational areas.
The Annual Cash Incentive Plan permits the Compensation Committee to grant awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. (Although the exemption for performance-based compensation under Section 162(m) was recently repealed, awards made on or before November 2, 2017 may still qualify for the exemption.) Under the terms of the plan, in determining performance results for such awards, the Compensation Committee is required to exclude the impact of “Extraordinary Events.” These are defined in the plan as “non-recurring, unusual or extraordinary events,” and include the following types of occurrence: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. The committee has discretion to make downward adjustments to awards granted as “performance-based compensation” for purposes of Section 162(m), but does not have the ability to make discretionary upward adjustments. See page 35 under the heading “Tax Considerations” for a discussion of Internal Revenue Code Section 162(m).
2017 Annual Cash Incentive Award Program
Under our 2017 annual cash incentive program, each officer’s award was calculated by multiplying a target award by the sum of two percentages: a “financial performance percentage” and an “operating performance percentage,” each weighted equally:

AWARD	=	TARGET AWARD	X	FINANCIAL PERFORMANCE % X 50%	+	OPERATING PERFORMANCE % X 50%

Target Awards. Target awards were established by multiplying base salary paid in 2017 by the applicable percentage shown in the table below. The target awards of all of our executives were close to the competitive reference point for their positions.

2017 ANNUAL CASH INCENTIVE AWARDS

	Target Awards (Award at Target Performance)	Award at Maximum Performance	Target Award as Multiple of Base Salary
James J. Piro	$805,422	$1,208,132	95%
James F. Lobdell	236,066	354,100	55%
Maria M. Pope	272,056	408,083	55%
J. Jeffrey Dudley*	189,059	283,588	50%
William O. Nicholson	163,512	245,268	50%
W. David Robertson	123,183	184,774	40%
*Mr. Dudley’s target award assumes service for the entire year and does not reflect his retirement in June 2017.

Financial Performance Percentage. The financial performance percentage was based on the company’s 2017 diluted earnings per share, adjusted as necessary to exclude the financial impact of extraordinary, non-recurring events, relative to a target established by the Compensation Committee. The table below shows the EPS required for threshold, target and maximum performance and the associated financial performance percentages. Results between threshold, target and maximum were interpolated to determine the actual performance percentage. EPS of at least 70% of target EPS was required to achieve any payout under the awards.

FINANCIAL PERFORMANCE TARGETS AND ASSOCIATED PAYOUT PERCENTAGES

	Threshold	Target	Maximum
Percentage of Target	85%	100%	115%
Earnings Per Share	$1.91	$2.25	$2.59
Performance Percentage	50.0%	100.0%	150.0%

Operating Performance Percentage. The operating performance percentage for each named executive officer was based on results relative to three operating goals—generation plant availability, customer satisfaction, and electric service power quality and system reliability—and, in the case of Ms. Pope, a fourth operating goal of power cost management. To determine the overall operating performance percentage, a weighting for each goal was multiplied by a payout multiplier determined by results for that goal, and the resulting figures were summed. Performance results between threshold, target and maximum were interpolated to determine a specific payout multiplier.
To select the appropriate threshold, target and maximum levels of performance for the goals, we considered a variety of factors, including the probability of goal achievement, current performance relative to industry peers, and the need for further improvement. The following table describes the operating goals and shows the targets for threshold, target and maximum of performance. It also shows the payout multipliers associated with each of these performance levels.
For 2017, we increased the maximum payout percentage tied to operating performance from 133.33% to 150% to align to peer company practices. This change was coupled with our adoption of more stringent metrics for the customer satisfaction, generation availability and net variable power cost reduction goals:

•
The 2017 customer satisfaction metric was expressed as the percentage of customers giving the company a rating of 9 or 10, rather than the percentage of customers who rate the company between 6 and 10.

•	Generation availability performance was measured using NERC’s Generation Availability Data System (GADS) methodology.

•	The maximum performance level under the net variable power cost reduction goal was increased from $29.5 to $33 million.

OPERATING PERFORMANCE TARGETS AND ASSOCIATED PAYOUT PERCENTAGES

GENERATION PLANT AVAILABILITY

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	150.0%
Performance Targets	86.73%	88.48%	90.23%
Generation plant availability is measured by the amount of time that a generating plant is able to produce electricity over a certain period (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the period. To set the threshold, target and maximum performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets. To establish each individual plant goal, we used the following formulas:

Max Availability Factor = PH - (POH + MOH + MaxFOH) * 100% PH Target Availability Factor = PH - (POH + MOH + MeanFOH) * 100% PH Min Availability Factor = PH - (POH + MOH + ThresholdFOH) * 100% PH

where:

PH = Period hours (8,760 hours)
POH = Planned outage hours, i.e. the sum of outage hours planned for annual maintenance, overhaul activities and engineering modifications
MOH = Industry mean maintenance hours based on the most recent (2014) NERC GADS data for similar design power plants
FOH = Forced outage hours relative to an industry mean based on the most recent (2014) NERC GADS data for similar design power plants, as follows:

MaxFOH = 50% of the industry mean forced outage hours
MeanFOH = Industry mean forced outage hours
ThresholdFOH = 150% of the industry mean forced outage hours

CUSTOMER SATISFACTION

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	150.0%
Performance Targets	39.80%	44.10%	54.70%

Customer satisfaction is measured by the average of the company’s residential, general business and key customer satisfaction scores, where satisfaction is defined as a rating of 9 or higher on a 10-point scale. Scores are determined by calculating the weighted average of the following:

• Average of 4 quarterly ratings of the Market Strategies Study for Residential Customers.
• Average of 2 semiannual ratings of the Market Strategies Study for Business Customers.
• Annual rating results from the TQS Research, Inc. 2017 Annual Benchmark of Large Key Accounts.
These ratings are weighted by the annual revenue from each customer group that produces the annual rating.

ELECTRIC SERVICE POWER QUALITY & SYSTEM RELIABILITY

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	150.0%
Performance Targets
SAIDI (weighted 70%)	83.00	76.00	71.00
SAIFI (weighted 15%)	0.80	0.70	0.65
MAIFI (weighted 15%)	2.00	1.60	1.30

• SAIDI is a service reliability index equal to the sum of customer outage durations (in minutes) divided by total number of customers served.
• SAIFI is the total number of customer outages divided by total number of customers served.
• MAIFI is the total number of customer momentary interruptions divided by total number of customers.

POWER COST MANAGEMENT

	Threshold	Target	Maximum
Performance Percentage	50.0%	100.0%	150.0%
Performance Targets	$11.0M	$22.0M	$33.0M

Power Cost Management is measured by net variable power cost reduction, which is equal to wholesale power and fuel sales less the sum of all variable power costs, including wholesale (physical and financial) power purchases, fuel costs, and other costs that change as power output changes.

The weightings assigned to the goals that determine the operating performance percentage for the named executive officers were as follows:
James J. Piro, James F. Lobdell, J. Jeffrey Dudley and W. David Robertson:

Generation Plant Availability 40%	Customer Satisfaction 30%	Electric Service Power Quality & System Reliability 30%
Maria M. Pope:

Generation Plant Availability 40%	Power Cost Management 40%	Electric Service Power Quality & System Reliability 10%	Customer Satisfaction 10%
William O. Nicholson:

Generation Plant Availability 20%	Electric Service Power Quality & System Reliability 40%	Customer Satisfaction 40%
We increased the weighting assigned to the generation availability goal for the award granted to our officer of Power Supply, Operations and Resource Strategy, to better align the award with her areas of focus for the year.
2017 Annual Cash Incentive Award Results
Our 2017 earnings per diluted share, as reported in our financial statements, was $2.10. However, because our 2017 executive annual cash incentive awards were granted as performance-based compensation for purposes of Code Section 162(m), under the terms of the Annual Cash Incentive Plan the impact of certain extraordinary, non-recurring events—so-called “Extraordinary Events”—were required to be excluded in calculating performance results for the awards. The Compensation Committee and other independent directors determined that the changes in tax law resulting from the passage of the 2017 Tax Act constituted an Extraordinary Event, as defined in the plan. The estimated net financial impact of the tax bill was an approximately $16.9 million decrease in net income, primarily due to adjustments in deferred tax balances resulting from a decrease in the corporate tax rate. Our 2017 EPS, adjusted to exclude the impact of the tax bill, was $2.29, above our target EPS of $2.25. This result yielded a financial performance percentage of 105.9%.
Mixed operating performance resulted in operating performance percentages between 107% and 139% for the officers, depending on the weighting assigned to the goals. Generation plant availability and customer satisfaction results were near maximum levels, and power cost management results were above target. Although our performance with respect to SAIFI and MAIFI were above target, overall results for the electric service power quality and system reliability goal were below threshold overall due to below-threshold performance on the SAIDI metric. These results are set forth in the table below.
ANNUAL CASH INCENTIVE PERFORMANCE RESULTS

Annual Cash Incentive Metrics	Actual	Threshold	Target	Max	Performance %
Financial Goal
EPS*	$2.29	$1.91	$2.25	$2.59	105.9%
Operating Goals
Generation Plant Availability	90.34%	86.73%	88.48%	90.23%	150.0%
Customer Satisfaction	54.49%	39.80%	44.10%	54.70%	149.1%
Electric Service Power Quality and System Reliability
SAIDI	112.80	83.00	76.00	71.00	0.0%
SAIFI	.62	0.80	0.70	0.65	150.0%
MAIFI	1.35	2.00	1.60	1.30	141.7%
Power Cost Management	$37.1M	$11.0M	$22.0M	$33.0M	150.0%
*Excludes the impact on 2017 earnings of the 2017 Tax Act, as required under the terms of the Annual Cash Incentive Plan.
After considering these performance results, the Compensation Committee approved cash incentive awards for the named executive officers other than the CEO. The committee made a recommendation to the other independent directors regarding the CEO’s annual cash award, and the independent directors, acting as a committee of the Board of Directors, approved the final payout for our CEO’s award. The Compensation Committee and the independent directors did not exercise their discretion under the plan to adjust awards downward. The cash incentive award payouts of the named executive officers are shown in the table below.
NAMED EXECUTIVE OFFICER ANNUAL INCENTIVE AWARD PAYOUTS

Named Executive Officer	Financial Performance Percentage	Operating Performance Percentage	Final Award	Final Award as % of Target
James J. Piro	105.9%	117.8%	$901,106	111.9%
James F. Lobdell	105.9%	117.8%	264,111	111.9%
Maria M. Pope	105.9%	139.3%	333,540	122.6%
J. Jeffrey Dudley	105.9%	117.8%	113,943	111.9%
William O. Nicholson	105.9%	107.1%	174,173	106.5%
W. David Robertson	105.9%	117.8%	137,817	111.9%
OTHER BENEFITS
As employees of PGE, our named executive officers are eligible to participate in a number of broad-based company-sponsored benefits programs on the same basis as other full-time employees. These include the company’s health and welfare programs (including medical/dental/vision plans, disability insurance, and life insurance) and 401(k) plan. Employees hired before February 1, 2009 also accrue benefits under our defined benefit pension plan. In addition, our executive officers and other key employees are eligible to participate in a non-qualified deferred compensation plan, which allows participants to defer their compensation above the Internal Revenue Service limits imposed on 401(k) plans. The deferred compensation plan and 401(k) plan also contribute to the competitiveness of our pay by providing a modest matching contribution for salary deferrals and compensating participants for lower pension payments they may receive as a result of participating in the plans. See “Executive

Compensation Tables — Non-Qualified Deferred Compensation” below for more details. Finally, our executive officers are eligible for severance pay and outplacement assistance to help them with a transition to new employment in the event of a reorganization or similar business transaction resulting in an involuntary termination or a voluntary termination in response to a change in job duties. These benefits are described below under “Executive Compensation Tables — Termination and Change in Control Benefits.” We do not provide our executives with significant perquisites.
LONG-TERM EQUITY INCENTIVE AWARDS
Overview
We believe the interests of our management should be aligned with the long-term interests of our shareholders by ensuring that they share the risks and rewards of company stock ownership. We accomplish this goal by granting stock-based incentive awards under our Stock Incentive Plan.
In 2017 all of our stock-based awards to executives consisted of restricted stock units that vest over a three-year performance-period, based on the achievement of company performance goals (“performance RSUs”). We grant performance RSUs because we believe they are the best vehicle to advance several objectives of our executive compensation program:

•	Pay for Performance. Performance RSUs create incentives to achieve important company goals.

•	Retention. Performance RSUs further the goal of retention, because the receipt of an award requires continued employment by the company.

•	Cost-Effectiveness. Performance RSUs are relatively easy to administer and straightforward from an accounting standpoint.

•
Alignment with Shareholders. RSUs create a focus on shareholder return because the value of an award is based on the value of the underlying common stock, and awards can create an ongoing stake in the company through stock ownership once they vest.

2017-2019 Performance RSU Awards. In 2017, equity grants constituted approximately 33.3% to 49.4% of our named executive officers’ target total direct compensation (base salary, cash incentive and equity incentive award opportunities, assuming target levels of performance).
Number of Performance RSUs Granted. The number of RSUs granted was the product of each officer’s 2017 base salary and an award multiple, divided by the closing price of the company’s common stock on the grant date:

# of RSUs Granted	=	2017 Base Salary x Award Multiple Grant Date Closing Common Stock Price
The table below shows the award multiples we used to calculate the awards for the named executive officers and the estimated value of the awards on the grant date (assuming that the company will perform at target levels over the performance period and using the closing price of the company’s common stock on the grant date).
2017-2019 PERFORMANCE RSU AWARDS

Name	Award Value at Target Performance	Award Value at Maximum Performance	Target Award as Multiple of Base Salary
James J. Piro	$1,562,979	$2,735,202	1.9
James F. Lobdell	519,114	908,449	1.1
Maria M. Pope	545,362	954,405	1.1
J. Jeffrey Dudley	342,992	600,225	0.9
William O. Nicholson	230,684	403,707	0.7
W. David Robertson	218,894	383,053	0.7
Performance Measures. For our 2017 awards, we retained two of the three measures we have used since 2013: total shareholder return (TSR), and ROE as a percentage of allowed ROE. We eliminated regulated asset base as a performance metric in our LTI program for 2017, since we determined that the other two goals create appropriate incentives to achieve the company’s investment goals. Below we describe in detail how we measure performance for our TSR- and ROE-based goals.

•	Total Shareholder Return

◦
Measured by: TSR over the three-year performance period relative to the TSR achieved by a comparison group of companies over the same three-year period. TSR measures the change in a company’s stock price for a given period, plus its dividends (or other earnings paid to investors) over the same period, as a percentage of the stock price at the beginning of the period. To calculate the value of stock at the beginning and end of the period, we use the average daily closing price for the 20-trading day period ending on the measurement date. Relative TSR will be determined by ranking the company and the peer companies from highest to lowest according to their respective TSR. The percentile performance of the company relative to the peer companies will be determined based on this ranking. The comparison group consists of companies on the Edison Electric Institute regulated index on December 31, 2017, excluding those that have completed or announced a merger, acquisition, business combination, “going private” transaction or liquidation. Companies that are in bankruptcy will be assigned a negative one TSR.

◦
Why we use this measure:  TSR is a direct measure of value creation for shareholders. We use relative rather than absolute TSR to ensure that payouts reflect the company’s performance rather than general market conditions. To minimize the risk of a single day extreme impacting the measurement of long-term shareholder return, we calculate share value using the average daily closing price for the 20-trading day period ending on the measurement date.

•	Return on Equity

◦
Measured by: The average of each of three consecutive years’ Accounting ROE as a percentage of Allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the average of the current year’s and prior year’s shareholders’ equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the Oregon Public Utility Commission permits the company to include in the rates it charges its customers.

◦
Why we use this measure: This goal measures how successful the company is at generating a return on dollars invested by its shareholders. Because the company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE.

Determination of Awards. At the end of the performance period, the Compensation Committee will determine the results for the two performance goals. Performance results will be interpolated between threshold, target and maximum payout levels to determine payout percentages for each goal based on the schedule below. Results below threshold for any goal will result in zero payouts for that goal. These results will then be weighted equally and added to determine a payout percentage.
In order to align better with market practice, for our 2017 awards, we increased the payout multiplier associated with our TSR metric from 150% to 200%, while raising the performance required for maximum payout from the 70th to the 90th percentile of the comparison group. The payout multiplier for the ROE metric remained at 150%, resulting in payouts ranging from 0 to 175% of the target number of shares. The following table presents the threshold, target and maximum levels for the two performance measures, as a percentage of the target awards.
PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

	Threshold*	Target	Maximum	Weighting	Percentage Earned
	(50% Payout)	(100% Payout)	(200% Payout for TSR 150% Payout for ROE)
Goals
Total Shareholder Return	30th Percentile of EEI Regulated Index	50th Percentile of EEI Regulated Index	90th Percentile of EEI Regulated Index	50%	0 to 100%
Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	50%	0 to 75%

	Total Percentage of Target Award Earned				0 to 175%
*Performance results below the threshold level for any goal will result in zero payouts with respect to that goal.
Dividend Equivalent Rights.  Each named executive officer will receive a number of dividend equivalent rights (“DERs”) equal to the number of vested performance RSUs. A DER represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance RSUs, which dividends have a record date between the date of the grant and the end of the performance period. DERs will be settled in shares of common stock after the related performance RSUs vest. The number of shares payable on the DERs will be calculated using the fair market value of common stock as of the date the committee determines the number of vested performance RSUs.
Service Requirement.  Vesting of the performance RSUs and their related DERs generally requires that the officer continue to be employed by the company during the performance period. However, if the officer’s employment is terminated due to retirement, death or disability before the normal vesting under the terms of the grant, a portion of the award will vest at the end of the performance period. See the discussion of this issue in the section below entitled “Termination and Change in Control Benefits.”
Shareholder Approval of Stock Incentive Plan, as Amended and Restated. As previously disclosed and as further discussed above in connection with Proposal 4, our Stock Incentive Plan, as originally drafted, provided that no awards could be granted after March 31, 2016. The performance RSUs awarded in 2017 were inadvertently made after the expiration of the term of the plan. The Board of Directors and the Compensation Committee each subsequently approved an amended and restated plan, effective as of March 31, 2016, to extend the term of the plan to March 31, 2024, subject to shareholder approval. No awards made under the plan after March 31, 2016 will be settled in common stock unless and until this approval is obtained.
Tax Treatment of 2017-2019 Performance RSUs. Because the 2017-2019 performance RSUs were granted after the expiration of the term of our Stock Incentive Plan, they do not comply with the requirements for the performance-based compensation exception to Section 162(m).
2015-2017 Long-Term Incentive Awards
On February 13, 2018, the Compensation Committee and the other independent directors met to determine the results for the performance goals and the number of shares that would vest under the performance RSUs granted in 2015. The maximum number of performance RSUs that could vest under the awards was a function of company performance relative to the two performance goals described above, as well as a third goal, regulated asset base. Performance results were interpolated between threshold, target and maximum payout levels to determine payout percentages.
The 2015-2017 long-term incentive awards were intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m). Consequently, under the terms of the plan, the Compensation Committee was required to exclude the impact on performance results of any “Extraordinary Event,” as defined in the plan. As discussed above, the Compensation Committee and other independent directors determined that the passage of the 2017 Tax Act constituted such an Extraordinary Event, and financial results were therefore adjusted to exclude the tax bill’s impact on our 2017 earnings. This resulted in adjusted ROE of 8.54% for 2017.
The performance results for the 2015-2017 awards are shown in the following tables:

RETURN ON EQUITY RESULTS					REGULATED ASSET BASE RESULTS		TSR RESULTS
	2015	2016	2017*	Average		As of 12/31/2017 (Thousands)		2017
Allowed ROE	9.68%	9.60%	9.60%		Target Asset Base	$5,318,992	Target	50th Percentile
Accounting ROE	8.26%	8.38%	8.54%		Actual Asset Base	$5,557,663	Actual	36th Percentile
Accounting ROE as % of Allowed ROE	85.3%	87.3%	89.0%	87.2%	Actual Amount as % of Target	104.5%
Payout Percentage				90.7%		150.0%		65.9%
*Results adjusted to exclude impact of the 2017 Tax Act on earnings, as required under the terms of the Stock Incentive Plan.
Based on these results, 102.2% of the 2015-2017 performance RSUs vested, resulting in the award values set forth below. These values reflect the closing price of the company’s common stock on the vesting date of February 13, 2018.
2015-2017 LONG-TERM INCENTIVE AWARD PAYOUTS

	RSUs Vested	Vesting Date Award Value *
James J. Piro	41,901	$1,673,526
James F. Lobdell	12,104	483,434
Maria M. Pope	13,190	526,809
J. Jeffrey Dudley	7,307	291,842
William O. Nicholson	6,520	260,409
W. David Robertson	6,020	240,439
*Based on company stock price of $39.94 on the vesting date of February 14, 2018.

The terms of the 2015-2017 long-term incentive awards are described more fully in the company’s 2016 proxy statement under the heading “2015 Grants of Plan-Based Awards.”
Other Compensation Practices
STOCK OWNERSHIP POLICY
In 2011, we adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to create financial incentives that align the interests of executive officers with strong operating and financial performance of the company, and encourage executive officers to operate the business of the company with a long-term perspective. Under the policy, our CEO is required to hold company stock with a value equal to at least three times her annual base salary, while the other executive officers are required to hold company stock with a value equal to at least one times their annual base salary. The policy does not require executive officers to immediately acquire shares in an amount sufficient to meet the holding requirement. However, until the holding requirement is met, executive officers are subject to certain restrictions on their ability to dispose of shares of company stock. The CEO is required to retain 100% of the CEO’s shares until the holding requirement is met. All other executive officers are required to retain an amount of shares equal to 50% of their net after-tax performance-based equity awards until the holding requirement is met. The number of shares required to satisfy the stock ownership requirements is re-calculated annually, based on the closing price of the company’s common stock on the date of the calculation. The Compensation Committee also reviews each officer’s holdings annually to ensure that appropriate progress toward the ownership goals is being made. Our stock ownership policy for non-employee directors is described on page 10 of this proxy statement.
CURRENT EQUITY GRANT PRACTICES
Under the terms of our Stock Incentive Plan, the Compensation Committee is authorized to make grants of equity awards, but may delegate this authority as it deems appropriate. The committee has delegated authority to our CEO to make annual discretionary grants of RSUs with performance-based or time-based vesting conditions to non-executive employees for the purposes of attracting and retaining qualified employees. The maximum RSU value that the CEO is authorized to award is $500,000 in the aggregate and $50,000 per award. The Compensation Committee has not delegated the authority to make executive awards.
We expect that we will continue to grant performance RSUs to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes. We also expect to make annual grants of restricted stock units with time-based vesting conditions to the company’s directors.
The committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers in the first quarter of the fiscal year, and we expect to continue this practice.
CLAWBACK POLICY
In February 2017, our Board of Directors adopted a compensation clawback policy. Under the policy, if our Board of Directors determines that a current or former executive officer has engaged in fraud, willful misconduct, a knowing violation of law or one of our corporate policies, or any act or omission not in good faith, that caused or otherwise contributed to the need for a material restatement of our financial results, the Compensation Committee will review all performance-based compensation earned by that executive officer during fiscal periods materially affected by the restatement. If, in the Compensation Committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the Compensation Committee will seek recovery from that executive officer of any portion of such performance-based compensation as it deems appropriate under the circumstances after a review of all relevant facts and circumstances. The Board of Directors has sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct. The clawback policy applies to performance-based compensation awards made after the adoption of the policy.

EXECUTIVE COMPENSATION TABLES
Summary Compensation
The table below shows the compensation earned by the company’s named executive officers during the years ended December 31, 2015, 2016 and 2017.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Totals
James J. Piro Chief Executive Officer(1)	2017	$858,671	$1,562,979	$901,106	$138,351	$324,146	$3,785,253
	2016	836,431	1,517,452	680,574	135,052	148,124	3,317,633
	2015	805,549	1,395,704	688,826	41,221	138,451	3,069,751
James F. Lobdell Senior Vice President, Finance, Chief Financial Officer and Treasurer	2017	457,362	519,114	264,111	190,458	63,100	1,494,145
	2016	449,074	461,998	206,396	114,897	45,824	1,278,189
	2015	413,356	402,470	201,648	14,470	44,943	1,076,887
Maria M. Pope President (1)	2017	540,491	545,362	333,540	88,124	71,937	1,579,454
	2016	477,576	494,985	245,180	55,384	60,683	1,333,808
	2015	464,728	438,582	234,258	25,302	64,135	1,227,005
J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer	2017	203,768	342,992	113,943	47,281	117,238	825,222
	2016	398,086	332,983	166,364	54,397	48,352	1,000,182
	2015	385,729	289,784	169,364	(1,375)	48,796	892,298
William O. Nicholson Senior Vice President, Customer Service, Transmission & Distribution	2017	332,534	230,684	174,173	198,538	43,278	979,207
	2016	322,903	223,992	135,991	120,053	39,627	842,566
	2015	317,720	216,781	142,684	46,614	43,586	767,385
W. David Robertson Vice President, Public Policy	2017	309,599	218,894	137,817	111,974	41,330	819,614

(1)
Mr. Piro resigned as President effective October 1, 2017 and as CEO effective January 1, 2018 in connection with his retirement from the company. Ms. Pope was appointed President effective October 1, 2017 and previously served as Senior Vice President, Power Supply, Operations and Resource Strategy.

(2)
Amounts in the Salary column include base salary earned and, where applicable, the value of paid time off deferred under the company's 2005 Management Deferred Compensation Plan (“2005 MDCP”). Ms. Pope’s salary for 2017 reflects an increase in annual salary from $454,500 to $650,000, effective October 1, 2017.

(3)
Amounts in the Stock Awards column constitute the aggregate grant date fair value of awards of restricted stock units with performance-based vesting conditions (“performance RSUs”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation - Stock Compensation, excluding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the grant date fair value, in each case valued using the closing market price of the company's common stock on the New York Stock Exchange on the grant date, and may not correspond to the actual value that will be realized. The grant date fair values of the performance RSUs assume performance at target levels, which would allow the vesting of 100% of the RSUs awarded. If the maximum number of shares issuable under the performance RSUs had been used in this calculation in lieu of the target number of shares, the amounts in the table for fiscal 2017 would have been as follows:

Name	Maximum 2017 Performance RSU Value
James J. Piro	$2,735,202
James F. Lobdell	908,448
Maria M. Pope	954,405
J. Jeffrey Dudley	600,225
William O. Nicholson	403,707
W. David Robertson	383,053

(4)
Amounts in the Non-Equity Incentive Plan Compensation column represent cash payments under the company's 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The terms of the 2017 awards are discussed below in the section entitled “Grants of Plan-Based Awards.”

(5)
Amounts in this column include the increase or decrease in the actuarial present value of the named executive officers' accumulated benefits under the Portland General Electric Company Pension Plan (“Pension Plan”) and above-market interest in the 2005 MDCP. Also included are increases or decreases in deferred compensation account balances arising from the Pension Plan benefit restoration feature of the 2005 MDCP. This feature is explained below in the section entitled “Pension Benefits — MDCP Restoration of Pension Benefits.” These amounts for 2017 are shown below:

Name	Plan	Increase or Decrease in Actuarial Present Value
James J. Piro	Pension Plan	$138,351
	2005 MDCP	—
James F. Lobdell	Pension Plan	190,458
	2005 MDCP	—
Maria M. Pope	Pension Plan	88,124
	2005 MDCP	—
J. Jeffrey Dudley	Pension Plan	40,906
	2005 MDCP	6,375
William O. Nicholson	Pension Plan	198,538
	2005 MDCP	—
W. David Robertson	Pension Plan	111,974
	2005 MDCP	—
The balance of the amounts in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column reflects above-market interest (defined as above 120% of the long-term Applicable Federal Rate) earned on balances under the 2005 MDCP and the Management Deferred Compensation Plan adopted in 1986 (”1986 MDCP”).

(6)
The figures in this column for 2017 include contributions under the 2005 MDCP, the value of dividend equivalent rights earned under the Stock Incentive Plan, contributions to the 401(k) Plan and, in the case of Mr. Piro and Mr. Dudley, the value of accrued but unused vacation payable upon termination of employment. These amounts are set forth in the table below:

ALL OTHER COMPENSATION

Name	2005 MDCP Contributions	Dividend Equivalent Rights*	401(k) Contributions	Accrued Vacation	Total
James J. Piro	$7,345	$163,987	$16,200	$136,614	$324,146
James F. Lobdell	1,159	45,741	16,200	—	63,100
Maria M. Pope	—	56,154	15,783	—	71,937
J. Jeffrey Dudley	2,532	36,016	6,190	72,500	117,238
William O. Nicholson	98	26,980	16,200	—	43,278
W. David Robertson	—	25,130	16,200	—	41,330
*The value of the dividend equivalent rights was not included in the “Stock Awards” column in the Summary Compensation Table.

Grants of Plan-Based Awards
The following table provides information about awards granted to the named executive officers in 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)	Grant Date Fair Value of Stock Awards (3)
James J. Piro		$402,711	$805,422	$1,208,132
	2/15/2017				18,162	36,323	63,565	$1,562,979
James F. Lobdell		118,033	236,066	354,100
	2/15/2017				6,032	12,064	21,112	519,114
Maria M. Pope		136,028	272,056	408,083
	2/15/2017				6,337	12,674	22,180	545,362
J. Jeffrey Dudley		94,529	189,059	283,588
	2/15/2017				3,986	7,971	13,949	342,992
William O. Nicholson		81,756	163,512	245,268
	2/15/2017				2,681	5,361	9,382	230,684
W. David Robertson		61,591	123,183	184,774
	2/15/2017				2,544	5,087	8,902	218,894

(1)
These columns show the range of potential payouts for cash incentive awards granted in 2017 under the Annual Cash Incentive Plan. The amounts shown in the Threshold column are the payouts when threshold performance is achieved, which are 50% of target awards for each executive. The amounts in the Target column reflect payouts at target level of performance, which are 100% of the target awards. The amounts shown in the Maximum column reflect maximum payouts, which are 150% of the target awards. See the section of the Compensation Discussion and Analysis entitled “Annual Cash Incentive Awards” on pages 36 to 40 for a description of the terms of the awards.

(2)
These columns show the estimated range of potential payouts for awards of performance RSUs granted in 2017 under the Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of RSUs that could vest, which is 50% of the target amount shown in the Target column. The number of RSUs shown in the Maximum column is equal to 175% of the target amount. Settlement of the award in shares of the company’s common stock is contingent on the approval by the company’s shareholders of the amended and restated Stock Incentive Plan, as described in Proposal 4 of this proxy statement. See the section of the Compensation Discussion and Analysis entitled “Long-Term Equity Incentive Awards” on pages 41 to 44 for a description of the terms of the awards.

(3)
The grant date fair values for the performance RSUs assume performance at target levels and a stock price of $43.03 (the closing price of the company’s common stock on February 15, 2017, the date of the grant). The grant date fair values of the performance RSUs assume that the executive will continue to be employed by the company throughout the performance period.

Outstanding Equity Awards at Fiscal Year-End
The following table shows, for each named executive officer, the unvested performance RSUs that were outstanding on December 31, 2017.

Name	Grant Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (5)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (6)
James J. Piro	02/15/2017 (1)	—	—	63,565	$2,897,293
	02/17/2016 (2)	—	—	60,585	2,761,464
	02/18/2015 (3)	38,347	$1,747,856	—	—
James F. Lobdell	02/15/2017 (1)	—	—	21,112	962,285
	02/17/2016 (2)	—	—	18,446	840,769
	02/18/2015 (3)	11,058	504,024	—	—
Maria M. Pope	02/15/2017 (1)	—	—	22,180	1,010,964
	02/17/2016 (2)	—	—	19,763	900,798
	02/18/2015 (3)	12,050	549,239	—	—
J. Jeffrey Dudley	02/15/2017 (1)	—	—	13,949	635,795
	02/17/2016 (2)	—	—	13,295	605,986
	02/18/2015 (3)	7,962	362,908	—	—
William O. Nicholson	02/15/2017 (1)	—	—	9,382	427,632
	02/17/2016 (2)	—	—	8,943	407,622
	02/18/2015 (3)	5,956	271,474	—	—
W. David Robertson	02/15/2017 (1)	—	—	8,902	405,753
	02/17/2016 (2)	—	—	8,244	375,762
	02/18/2015 (3)	5,500	250,690	—	—

(1)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2019. The awards will vest in the first quarter of 2020, when the Compensation Committee, or in the case of Ms. Pope, the independent directors, determine the performance results and whether to make any adjustments to payouts under the awards. Settlement of the award in shares of the company’s common stock is contingent on the approval by the company’s shareholders of the Amended and Restated Stock Incentive Plan, as described in Proposal 4 of this proxy statement.

(2)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2018. The awards will vest in the first quarter of 2019, when the Compensation Committee, or in the case of Ms. Pope, the independent directors, determine the performance results and whether to make any downward adjustments to payouts under the awards.

(3)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2017. The awards vested on February 14, 2018, when the Compensation Committee, or in the case of Mr. Piro and Ms. Pope, the independent directors, determined the performance results and whether to make any downward adjustments to payouts under the awards. Amounts in this row are based on a performance percentage of 102.2%.

(4)	Amounts in this column reflect a value of $45.58 per unit (the closing price of the company's common stock on December 29, 2017) and performance percentage of 102.2%.

(5)	Amounts in this column are the number of performance RSUs granted in 2016 and 2017, none of which had vested as of December 31, 2017. The amounts shown assume the maximum level of performance.

(6)
Amounts in this column reflect the value of performance RSUs granted in 2016 and 2017, assuming a value of $45.58 per unit (the closing price of the company's common stock on December 29, 2017) and performance at maximum levels.

Stock Units Vested
The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units with performance-based vesting conditions and related dividend equivalent rights that vested during 2017.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units	Value Realized on Vesting
James J. Piro	49,943	$2,149,047
James F. Lobdell	13,923	599,107
Maria M. Pope	17,106	736,071
J. Jeffrey Dudley	10,978	472,383
William O. Nicholson	8,214	353,448
W. David Robertson	7,657	329,481
Pension Benefits
The following table shows, for each of the named executive officers, the actuarial present value of (i) the officer’s accumulated benefit under the Pension Plan and (ii) the amounts accrued pursuant to the pension makeup feature of the deferred compensation plans for management (the “1986 MDCP” and the “2005 MDCP”) as of December 31, 2017.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
James J. Piro	Pension Plan	37.6	$1,796,961
	1986 MDCP and 2005 MDCP	37.6	—
James F. Lobdell	Pension Plan	33.2	1,436,691
	1986 MDCP and 2005 MDCP	33.2	—
Maria M. Pope	Pension Plan	9.0	354,834
	2005 MDCP	9.0	—
J. Jeffrey Dudley	Pension Plan	29.0	1,231,348
	1986 MDCP and 2005 MDCP	29.0	191,908
William O. Nicholson	Pension Plan	37.5	1,509,523
	1986 MDCP and 2005 MDCP	37.5	—
W. David Robertson	Pension Plan	13.6	462,605
	1986 MDCP and 2005 MDCP	13.6	—
PENSION PLAN
Participants earn benefits under the Pension Plan during each year of employment. Employees are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, but benefits are reduced for each year prior to the normal retirement date. Each of the named executive officers, other than Ms. Pope, is currently eligible for early retirement under the Pension Plan.
For non-union plan participants, the basic monthly pension benefit is based on Final Average Earnings (“FAE”), defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic pension benefit under the plan is calculated as follows:

Monthly Benefit	=	1.2% of FAE for first 30 years of service	+	0.5% of FAE in excess of 35-Year Average of Social Security Taxable Wage Base	+	0.5% of FAE for each year of service over 30 years
The normal form of payment for a participant who does not have a spouse is a straight life annuity, which makes periodic payments to the participant until his or her death. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter 50% of the full payments until the death of the spouse if he or she survives the participant.
Pension plan calculations are based on assumptions that are reviewed annually with the company’s actuaries. The benefit calculation shown in the table above assumes retirement at age 65 (or current age if later), a discount rate of 4.84% and mortality assumptions based on the Generational Annuitant Mortality (RP 2000 with Scale BB projections). These assumptions are the same ones used for financial reporting purposes.
MDCP RESTORATION OF PENSION BENEFITS
The 1986 MDCP and 2005 MDCP (“MDCP Plans”) provide a benefit to compensate participants for Pension Plan benefits that are lower due to salary deferrals under the MDCP Plans. These deferrals reduce a participant’s Final Average Earnings, on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above.
Non-Qualified Deferred Compensation
We offer a select group of management and highly compensated employees an opportunity to defer compensation under the 2005 MDCP. Before January 1, 2005 (the effective date of the 2005 MDCP), eligible employees were eligible to defer compensation under the 1986 MDCP. The following table shows the named executive officers’ contributions and earnings in 2017 and balances as of December 31, 2017 under these plans. The accompanying narrative describes important provisions of the plans.

Name	Plan	Executive Contributions in 2017 (1)	Company Contributions in 2017 (2)	Aggregate Earnings in 2017 (3)	Aggregate Balance at 12/31/17 (4)
James J. Piro	2005 MDCP	$485,035	$7,345	$135,898	$3,272,922
	1986 MDCP	—	—	217,946	3,286,195
James F. Lobdell	2005 MDCP	105,764	1,159	35,706	852,497
	1986 MDCP	—	—	106,793	1,610,234
Maria M. Pope	2005 MDCP	60,699	—	46,109	1,071,950
	1986 MDCP	—	—	—	—
J. Jeffrey Dudley	2005 MDCP	196,178	2,532	83,117	2,037,666
	1986 MDCP	—	—	17,145	243,547
William O. Nicholson	2005 MDCP	7,358	98	6,287	146,662
	1986 MDCP	—	—	69,667	1,050,448
W. David Robertson	2005 MDCP	11,365	—	6,227	143,544
	1986 MDCP	—	—	—	—

(1)
Amounts in this column include salary and paid-time-off deferrals that are reflected in the “Salary” column, and cash incentive award deferrals that are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Amounts in this column include a company matching contribution of 3% of annual base salary deferred under the plans. These amounts are included in the Summary Compensation Table under “All Other Compensation.”

(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” to the extent that the earnings are above-market.

(4)
Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Each calendar year participants may defer up to 80% of their base salary and 100% of their cash incentive compensation. Participants may also contribute cash payments in lieu of up to 160 hours of canceled paid time off (the excess, as of year-end, of their unused paid time off over 200 hours). The company provides a 3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for company contributions to compensate participants for lower Pension Plan payments they may receive as a result of participating in the plans. See the section above entitled “Pension Benefits — MDCP Restoration of Pension Benefits.”
Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 MDCP provides interest that is 3.0% higher than the same Moody’s index.
Under the 2005 MDCP, participants begin receiving payments six months after their separation from service. A participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.
Termination and Change in Control Benefits
The tables below show the estimated value of payments and other benefits to which the named executive officers would be entitled under the company’s plans and programs upon termination of employment in specified circumstances and following a change in control of the company. The amounts shown assume that the effective date of the termination or change in control is December 31, 2017. Benefits that are generally available to salaried employees or disclosed above under “Pension Benefits” and “Non-Qualified Deferred Compensation” are not shown below.

James J. Piro
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	—	—	$131,448	—	—
Severance Pay Plan(2)	—	$822,622	—	$1,628,044	—
Performance RSUs(3)(4)	$3,835,192	—	—	3,711,807	$3,835,192
Annual Cash Incentive Award(5)	901,106	—	—	—	901,106
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	4,736,298	830,622	131,448	5,339,851	4,736,298

James F Lobdell
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	—	—	$64,409	—	—
Severance Pay Plan(2)	—	$432,604	—	$668,671	—
Performance RSUs(3)(4)	$1,153,220	—	—	1,114,522	$1,153,220
Annual Cash Incentive Award(5)	264,111	—	—	—	264,111
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	1,417,331	440,604	64,409	1,783,193	1,417,331

Maria M. Pope
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	—	—	—	—	—
Severance Pay Plan(2)	—	$650,000	—	$922,056	—
Performance RSUs(3)(4)	$1,241,599	—	—	1,200,395	$1,241,599
Annual Cash Incentive Award(5)	333,540	—	—	—	333,540
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	1,575,139	658,000	—	2,122,451	1,575,139

J. Jeffrey Dudley
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	—	—	$9,742	—	—
Severance Pay Plan(2)	—	—	—	—	—
Performance RSUs(3)(4)	$819,255	—	—	$792,089	$819,255
Annual Cash Incentive Award(5)	113,943	—	—	—	113,943
Outplacement Assistance Plan(6)	—	$8,000	—	—	—
Total	933,198	8,000	9,742	792,089	933,198

William O. Nicholson
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	—	—	$42,018	—	—
Severance Pay Plan(2)	—	$329,608	—	$493,120	—
Performance RSUs(3)(4)	$580,689	—	—	562,503	$580,689
Annual Cash Incentive Award(5)	174,173	—	—	—	174,173
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	754,862	337,608	42,018	1,055,623	754,862

W. David Robertson
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	—	—	—	—	—
Severance Pay Plan(2)	—	$312,723	—	$435,906	—
Performance RSUs(3)(4)	$538,072	—	—	521,116	$538,072
Annual Cash Incentive Award(5)	137,817	—	—	—	137,817
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	675,889	320,723	—	957,022	675,889

(1)
In the event of a Change of Control, as defined in the 1986 MDCP, participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plan - Effect of Change in Control” for additional information. The amount shown in the Change in Control column is the amount by which the forfeiture would be reduced, assuming that a Change in Control occurred on December 31, 2017 and the officer elected to take an early distribution of his or her 1986 MDCP account balance as of that date. Ms. Pope and Mr. Robertson do not have an account balance under the 1986 MDCP.

(2)
The amounts shown in the Involuntary Not for Cause Termination column assume 12 months of pay at 2017 salary levels for all named executive officers. The amounts shown in the Termination Following Change in Control column consist of 52 weeks of base salary plus the value of the target cash incentive award for the fiscal year in which the termination occurs and are based on 2017 base salaries and the cash incentive award payouts for 2017, which ranged from 106.52% to 122.60% of target.

(3)
Amounts in this row under the headings “Retirement” and “Death or Disability” constitute the value of performance RSUs granted under the Stock Incentive Plan that would vest, assuming performance at 102.1% of target performance for the 2017 grants, 105.0% of target performance for the 2016 grants, and 102.2% of target performance for the 2015. The payout percentages for the 2017 and 2016 grants are based on forecasted results. The payout percentage for the 2015 grants is based on actual results. The values reflect the closing price of the company’s common stock as of December 31, 2017 ($45.58).

(4)
The amount in this row under the heading “Termination Following Change in Control” shows the value of the performance RSUs granted under the Stock Incentive Plan in 2015, 2016 and 2017. These grants included provisions for accelerated vesting in the event of a termination following a Change in Control, as more fully described in the narrative below. The value shown reflects the closing price of the company's common stock as of December 31, 2017 ($45.58).

(5)
Under the company's Annual Cash Incentive Plan, if a participant's employment terminates due to the participant’s death, disability or retirement prior to payment being made under an award, the company would pay an award to the participant or the participant's estate at the same time that awards are payable generally to other participants, pro-rated to reflect the number of full and partial months during the award year during which the participant was employed by the company. The amount of the payout would be based on actual performance results for the year.

(6)
Amounts in this row are the estimated value of outplacement assistance consulting services received, assuming that the executive is granted six months of outplacement assistance, at a value of $5,000 for the first three months and $3,000 for an additional three months.

MANAGEMENT DEFERRED COMPENSATION PLAN - EFFECT OF CHANGE IN CONTROL
The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, which results in a forfeiture of a portion of the distributed amounts. Following a Change of Control, as defined in the plan, only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan. “Change of Control” is defined in the 1986 MDCP as an occurrence in which: (1) a person or entity becomes the beneficial owner of securities representing 30% or more of the voting power of the company’s outstanding voting securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constituted the board, and any new director whose election by the board or nomination for election by the company’s stockholders was approved by at least two-thirds of the directors in office who either were directors as of the beginning of the period or whose election or nomination was previously so approved, cease to constitute at least a majority of the board.
CASH SEVERANCE BENEFITS
Under the Severance Pay Plan for Executive Employees, executives of the company are eligible for severance pay if they are terminated without cause, or voluntarily terminate employment for good reason and within 90 days of the occurrence that constitutes good reason. If the termination occurs within two years of a change in control, the benefit is equal to 52 weeks of base pay plus the value of the executive’s target annual cash incentive award. If the termination is not within two years of a change of control, the severance benefit is equal to 52 weeks of base pay.
For purposes of the plan, the terms “change in control,” “cause,” and “good reason” have the following meanings:

•	“Change in control” means any of the following events:

◦	A person or entity becomes the beneficial owner of company securities representing more than 30% of the combined voting power of the company’s then outstanding voting securities;

◦
During any period of two consecutive years, individuals who at the beginning of the period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

◦
The company merges with or consolidates into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding immediately thereafter securities representing more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or

◦	The shareholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

•	“Good reason” means the occurrence of any of the following conditions:

◦
A material adverse change in the nature of the executive’s duties or responsibilities (provided that merely ceasing to be an officer of a public company does not itself constitute a material adverse change);

◦	A material reduction in the executive’s base compensation or incentive compensation opportunities; or

◦	A mandatory relocation of the executive’s principal place of work in excess of 50 miles.

•	“Cause,” in the case of a termination that occurs within two years of a change of control, is defined as conduct involving any of the following:

◦
The substantial and continuing failure of the executive to perform substantially all of his or her duties to the company (other than a failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the company;

◦	The violation of a company policy, which could reasonably be expected to result in termination;

◦	Dishonesty, gross negligence or breach of fiduciary duty;

◦	The commission of an act of fraud or embezzlement, as found by a court of competent jurisdiction;

◦	The conviction of a felony; or

◦
A material breach of the terms of an agreement with the company, provided that the company provides the executive with adequate notice of the breach and the executive fails to cure the breach with 30 days after receipt of notice.

•
“Cause,” in the case of a termination that does not occur within two years of a change in control, is defined as a violation of company standards of performance, conduct or attendance (as construed by the company in its sole discretion).

ANNUAL CASH INCENTIVE PLAN
Under the terms of the Annual Cash Incentive Plan, if a participant’s employment terminates due to the participant’s death, disability or retirement, the company will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the company’s pension plan (currently age 55 with five years of service).
Stock Incentive Plan
Compensation Committee Discretion in Event of Change in Control
Under the terms of the Stock Incentive Plan, in the event of a Change in Control (defined below) or a significant change in the business condition or strategy of the company, the Compensation Committee may accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make such other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.
Change in Control Provisions in Performance RSU Awards
Our performance RSU awards for executives provide for accelerated vesting in the event of the executive’s termination following a change in control. Under the terms of the grant agreements, a number of such performance RSUs will vest automatically if, within two years following a change in control: (i) the grantee’s employment is terminated by the company without cause, or (ii) the grantee voluntarily terminates employment for good reason within 90 days after the event constituting good reason. For purposes of the RSU awards, the terms “change in control,” “cause,” and “good reason” have the same definitions as those described above under the heading “Cash Severance Benefits.”
To determine the number of performance RSUs that would vest in the event of a termination following a change in control, the Compensation Committee is required to use a performance percentage calculated in accordance with the terms of the awards, subject to the committee’s right to adjust awards downward, and to the following principles:

•
For the return on equity performance goal, Accounting ROE would be assumed to be actual accounting ROE for any fiscal years that ended prior to the termination of employment, and target ROE for any other fiscal years included in the performance period.

•	For the relative total shareholder return goal, target performance results would be assumed for the 3-year performance period.

•	For the asset base performance goal, regulated asset base for 3-year performance period would be assumed to be at target. (Note that this performance goal is not used in our 2017 performance RSUs.)
The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period. See the Compensation Discussion and Analysis section entitled “Long-Term Equity Incentive Awards” for more information about the terms of the 2017 performance RSU awards.
Vesting of Performance RSUs
The restricted stock unit award agreements with the named executive officers provide for early vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement. The number of units that vest is determined by multiplying the performance percentage by the number of performance RSUs originally granted and by the percentage of the performance period that the officer was actively employed. The remaining performance RSUs are forfeited.
OUTPLACEMENT ASSISTANCE PLAN
The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to six months, with the exact length of the services determined by the Compensation Committee.
CEO PAY RATIO
In accordance with rules promulgated by the Securities and Exchange Commission (“SEC”) pursuant to provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of the annual total compensation of our chief executive officer to the annual total compensation of the individual we have identified as our median employee for this purpose.
We identified the median employee by examining 2017 taxable earnings, as reported on W-2 forms (“W-2 taxable earnings”), for all individuals who were employed by the Company on December 31, 2017, other than our chief executive officer. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we did not annualize the compensation of any full-time employee who was employed for less than the full 2017 calendar year. We believe that the use of W-2 taxable earnings is an appropriate measure by which to determine the median employee. After identifying the median employee based on 2017 W-2 taxable earnings, we calculated annual total compensation for such employee using the same methodology that we use for our named executive officers as set forth in the “Totals” column in the 2017 Summary Compensation Table. As measured using that methodology, our chief executive officer’s annual total compensation for 2017 was $3,785,253 and our median employee’s annual total compensation for 2017 was $99,534. As a result, our 2017 chief executive officer to median employee pay ratio was approximately 37:1.

ADDITIONAL INFORMATION
Questions and Answers about the Annual Meeting
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we hope to save costs and reduce the environmental impact of our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why am I receiving these materials?
The Board of Directors has made these materials available to you on the Internet, or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at our 2018 Annual Meeting of Shareholders. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.
What is included in these materials?
These materials include:
Our proxy statement for the annual meeting; and
Our 2017 Annual Report to Shareholders, which includes our audited financial statements.
If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2018 annual meeting.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to:
View our proxy materials for the annual meeting on the Internet; and
Instruct us to send our future proxy materials to you electronically by email.
Who is entitled to vote at the annual meeting?
Holders of PGE common stock as of the close of business on the record date, March 1, 2018, may vote at the annual meeting, either in person or by proxy. As of the close of business on March 1, 2018, there were 89,207,820 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.
What matters will be voted on at the annual meeting?
There are four matters scheduled for a vote at the annual meeting:

1.	The election of directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2018;

3.	An advisory, non-binding vote to approve the compensation of the company's named executive officers; and

4.	Approval of the Portland General Electric Company Stock Incentive Plan, as amended and restated.
What are the board’s voting recommendations?
The board recommends that you vote your shares in the following manner:
“FOR” the election of each of the company’s nominees for director;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for 2018;

“FOR” the approval of the compensation of the company’s named executive officers; and
“FOR” the approval of the Portland General Electric Company Stock Incentive Plan, as amended and restated.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I vote my shares before the annual meeting?
If you hold shares in your own name as a shareholder of record, you may vote before the annual meeting online by following the instructions contained in the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.
If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares.
Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting a proxy or voting by telephone or through the Internet will not affect your right to attend the annual meeting and vote in person.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the company's nominees for director;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2018;
“FOR” the approval of the compensation of the company's named executive officers; and
“FOR” the approval of the Portland General Electric Company Stock Incentive Plan, as amended and restated.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the New York Stock Exchange rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the election of directors, the approval of the compensation of the company’s named executive officers and the approval of the Stock Incentive Plan, as amended and restated. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.
Could other matters be decided at the annual meeting?
As of the date of this proxy statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of Shareholders, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
Can I vote in person at the annual meeting?
Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

What do I need to bring to be admitted to the annual meeting?
All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 1, 2018.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
Notifying our Corporate Secretary in writing that you are revoking your proxy;
Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or
Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)
Any written notice of revocation, or later dated proxy, should be delivered to:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
Alternatively, you may hand-deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.
If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required
Election of directors	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
Advisory vote on approval of the compensation of the company’s named executive officers	Votes in Favor Exceed Votes Against
Approval of the Portland General Electric Company Stock Incentive Plan	Votes in Favor Exceed Votes Against
With respect to the advisory vote to approve the compensation of the company’s named executive officers, if there is any significant vote against this item, the Compensation and Human Resources Committee will consider the concerns of our shareholders and evaluate whether any actions are necessary to address those concerns.
What is the “quorum” for the annual meeting and what happens if a quorum is not present?
The presence at the annual meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 1, 2018 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the annual meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals at the annual meeting will not affect the outcome of the vote.

What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors, the advisory vote to approve the compensation of the company’s named executive officers and the approval of the Stock Incentive Plan, as amended and restated. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote with respect to any of the proposals at the annual meeting.
Who will conduct the proxy solicitation and how much will it cost?
The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for those services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, Internet, or telephone. Nora E. Arkonovich, our Assistant Secretary, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-8586.
Shareholder Proposals for the 2019 Annual Meeting
We plan to hold our 2019 annual meeting of shareholders on April 24, 2019. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2019 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 under the Securities Exchange Act of 1934, and our Corporate Secretary must receive the proposal by November 14, 2018. In addition, under our bylaws, in order for a proposal outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) of the Securities Exchange Act of 1934, such proposal must be received at our principal executive offices by December 26, 2018. After November 14, 2018, and up to December 26, 2018, a shareholder may submit a proposal to be presented at the 2019 annual meeting, but it will not be included in our proxy statement or form of proxy relating to the meeting.
Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the rules established by the Securities and Exchange Commission.
Communications with the Board of Directors
Shareholders and other interested parties may submit written communications to members of the Board of Directors (including the Chairman), board committees, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board of Directors, or the specified director, board committee or group of directors, as appropriate.

APPENDIX A

PORTLAND GENERAL ELECTRIC COMPANY

STOCK INCENTIVE PLAN

Originally Effective March 31, 2006
(As Amended and Restated Effective February 13, 2018)

1.     Purpose.  The Portland General Electric Company Stock Incentive Plan, as amended and restated (the “Plan”), is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, directors and key employees of Portland General Electric Company (the “Company”) and its subsidiaries and Affiliates, by providing them with appropriate incentives and rewards in the form of rights to earn shares of the common stock of the Company (“Common Stock”) and cash equivalents.
2.     Definitions. A listing of the defined terms utilized in the Plan is set forth in Appendix A.
3.     Effective Date of Plan. The Plan was originally effective as of March 31, 2006, and was most recently amended and restated effective February 13, 2018.
4.     Administration.
(a)    Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board of Directors”) from among its members (which may be the Compensation and Human Resources Committee) and shall be comprised, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) in respect of any “Grandfathered Awards” (as defined in Section 13), “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) to the extent the Board of Directors may direct in respect of Awards granted to the Chief Executive Officer and determining amounts payable under such Awards, non-employee directors who satisfy the standards of the New York Stock Exchange (the “NYSE”) and other applicable standards for an independent director.
(b)    Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and, in its sole discretion, to make such determinations, valuations and interpretations and to take such action in connection with the Plan and any Awards (as hereinafter defined) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.
(c)    Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated, except in circumstances involving his or her bad faith or willful misconduct. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, or of a subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct. For purposes of this Plan, “Affiliate(s)” means any entity that controls, is controlled by or is under common control with the Company.
(d)    Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more employees or agents, such duties and authorities as it may deem advisable including the authority to make grants as permitted by applicable law, the rules of the Securities and Exchange Commission and any requirements of the NYSE, and the Committee, or any person to whom it has delegated duties or authorities as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Committee.
5.     Type of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units (each as described below, and collectively, the “Awards”). Grandfathered Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 13 hereof.
6.     Participants. Participants will consist of (i) such officers and key employees of the Company and its subsidiaries and Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan and (ii) each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.
7.     Grant Agreements.
(a)    Awards granted under the Plan shall be evidenced by an agreement (“Grant Agreement”) that shall provide such terms and conditions, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such Grant Agreement, the provisions of the Plan shall prevail.
(b)    The Grant Agreement will determine the effect on an Award of the disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service of a participant and the extent to which, and the period during which, the participant’s legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. If the relevant Grant Agreement does not provide otherwise, however, the following default rules shall apply:

(i)    vested Stock Option and Stock Appreciation Rights held by a participant shall be exercisable for a period of 90 days following the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates;
(ii)    unvested Stock Option, Stock Appreciation Rights, Restricted Stock Awards and Stock Units held by a participant shall be forfeited on the date the participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates.
(c)    Subject to Section 13(e), the Committee, in its sole discretion, may modify a Grant Agreement, provided any such modification will not materially adversely affect the economic interests of the participant unless the Committee shall have obtained the written consent of the participant. Subject to Section 15, the Committee shall not have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price of less than “Fair Market Value” (as defined in Section 8(g)) in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.
(d)    Notwithstanding any provision of the Plan or a Grant Agreement to the contrary, no dividends will be payable with respect to a share of Common Stock underlying an Award unless and until the Award vests in respect of such share of Common Stock.
(e)    Grant Agreements under the Plan need not be identical.
8.     Stock Options.
(a)    Generally. At any time, the Committee may grant, in its discretion, awards of stock options that will enable the holder to purchase a number of shares of Common Stock from the Company, at set terms (a “Stock Option”). Stock Options may be incentive stock options (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options and/or Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may provide in the Grant Agreement, subject to the following limitations:
(b)    Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine in the Grant Agreement, but such exercise price may not be less than “Fair Market Value” on the date the Stock Option is granted, except as provided in Section 11(c).
(c)    Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee and in accordance with any requirements established by the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant. In the discretion of the Committee and in accordance with any requirements established by the Committee, payment may also be made by (i) delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price or (ii) by means of consideration received under any cashless exercise procedure approved by the Committee (including the withholding of shares of Common Stock otherwise issuable upon exercise).

(d)    Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.
(e)    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted in accordance with Section 8(g)) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.
(f)    Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.
(g)    Fair Market Value. For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall be the closing price of the Common Stock on the relevant date (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock.
9.     Stock Appreciation Rights.
(a)    Generally. At any time, the Committee may, in its discretion, grant stock appreciation rights with respect to Common Stock (“Stock Appreciation Rights”), including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash or in Common Stock of an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date the right is exercised over (ii) the Fair Market Value of a share of Common Stock on the date the right is granted, all as determined by the Committee. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose in the Grant Agreement.
(b)    Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement.

10.    Restricted Stock Awards.
(a)    Generally. At any time, the Committee may, in its discretion, grant Awards of Common Stock, subject to restrictions determined by the Committee (a “Restricted Stock Award”). Such Awards may include mandatory payment of any bonus in stock consisting of Common Stock issued or transferred to participants with or without other payments therefor and may be made in consideration of services rendered to the Company or its subsidiaries or Affiliates. A Restricted Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefore.
(b)    Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.
(c)    Restrictions. Restricted Stock Awards shall be subject to such terms and conditions, including without limitation time based vesting and/or performance based vesting, restrictions on the sale or other disposition of such shares, and/or the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, as the Committee determines appropriate. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.
(d)    Rights as a Shareholder. The Restricted Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to accrue dividends and to vote the shares.
11.    Common Stock Available Under the Plan.
(a)    Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Awards over the entire term of the Plan since its original effective date (subject to the remainder of this Section 11 and to Section 15) shall be 4,687,500, subject to any adjustments made in accordance with Section 15 hereof. The maximum number of shares of Common Stock that may be:
(i)    the subject of an Award with respect to any individual participant under the Plan during the term of the Plan shall not exceed 2,000,000 (subject to adjustments made in accordance with Section 15 hereof);
(ii)    covered by Awards issued under the Plan during a year shall be limited during the first calendar year of the Plan to 1,250,000 and during any year thereafter to 1% of the Company’s outstanding Common Stock at the beginning such year; and
(iii)    issued pursuant to Incentive Stock Options awarded under the Plan shall be 1,000,000.

Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares or shares held in treasury that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
(b)    Additional Shares. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised and any shares of Common Stock subject to Restricted Stock Awards or Stock Units which are forfeited shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual participant under the Plan. Notwithstanding any provision of the Plan or a Grant Agreement to the contrary, shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Stock Option or Stock Appreciation Right under the Plan, as well as any shares of Common Stock exchanged by a Participant or withheld by the Company or any Subsidiary Corporation to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right may be settled by the delivery of a net number of shares of Common Stock, the full number of shares of Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan.
(c)    Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or Affiliates, any outstanding grants or awards of options, restricted stock or other equity-based compensation pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines, including granting of Stock Options or Stock Appreciation Rights with an exercise price below Fair Market Value at the date of the replacement grant.
12.    Stock Units.
(a)    Generally. The Committee may, in its discretion, grant “Stock Units” (as defined in Section 12(c)) to participants hereunder. Stock Units may be subject to such terms and conditions, including time based vesting and/or performance based vesting, as the Committee determines appropriate. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Grant Agreement shall specify. Shares of Common Stock issued pursuant to this Section 12 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in Section 12(c)).
(b)    Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the participant upon settlement of the Award pursuant to the Grant Agreement.
(c)    Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, in the discretion of the Committee.

13.    Performance-Based Awards.
(a)    Generally. In the sole discretion of the Committee, any “Grandfathered Awards” granted under the Plan may be administered in a manner such that the Award qualifies for the performance-based compensation exemption of Section 162(m) of the Code (each, a “Performance-Based Award”). Notwithstanding any other provision of the Plan and except as determined by the Committee, any Grandfathered Award which is intended to qualify as a Performance-Based Award shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as a Grandfathered Award, and the Plan and Grant Agreement shall be deemed amended to the extent necessary to confirm to such requirements. A “Grandfathered Award” means an Award which is provided pursuant to a written binding contract in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115.97, as may be amended from time to time (including any rules and regulations promulgated thereunder).
(b)     Modification of Performance-Based Awards. Subject to Section 15(b), with respect to any Performance-Based Awards, the Committee shall not revise any performance goal thereunder or increase the amount of compensation payable thereunder upon the attainment of such performance goal (in accordance with the requirements of Section 162(m) of the Code and the regulations thereunder). Notwithstanding the preceding sentence, (i) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal, and (ii) the Committee shall disregard or offset the effect of “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.
14.    Foreign Laws. The Committee may grant Awards to individual participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 14 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.
15.    Adjustment Provisions.
(a)    Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, an adjustment shall be made as provided below in (b) to each outstanding Award.
(b)    Modification of Awards. In the event of any change or distribution described in subsection (a) above, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued pursuant to the Plan, the other limits on Common Stock issuable under the Plan under Section 11, and the number of shares covered by, and the exercise price of, each outstanding Award.
(c)    Notwithstanding the above, no adjustment to a Stock Option or Stock Appreciation Right shall be made under this Section 15 in a manner that will be treated under Section 409A of the Code as the grant of a new Stock Option or Stock Appreciation Right.
16.    Nontransferability, Title and Other Restrictions. Except as otherwise specifically provided by the Committee in a Grant Agreement or modification of a Grant Agreement that provides for transfer, each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Award granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Grant Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.
17.    Acceleration of Awards.
(a)    In order to preserve a participant’s rights under an Award in the event of a Change in Control of the Company or in the event of a fundamental change in the business condition or strategy of the Company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the Committee may consider equitable to the participant and in the best interests of the Company. Further, any Award shall be subject to such conditions as necessary to comply with federal and state securities laws, the performance based exception of Section 162(m) of the Code, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.
(b)    A “Change in Control” shall mean any of the following events:
(i)    Any person (as such term is used in Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 14d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities; or
(ii)    During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or
(iii)    The Company shall merge with or consolidate into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iv)    The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(c)    If all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a "change in control event" described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.
18.    Withholding. All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation or entity that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation or entity shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the applicable amount of tax to be withheld.

19.    Employment. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or Affiliates as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.
20.    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
21.    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
22.    Duration, Amendment and Termination. The Plan shall terminate on March 31, 2024, but all outstanding Awards as of the date of termination shall remain in effect and the terms of the Plan shall apply until each such Award terminates as provided in the applicable Grant Agreement. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if such approval is required under the Code, the rules of a stock exchange, or any other applicable laws or regulations.
23.    Award Deferrals. Participants may elect to defer receipt of shares of Common Stock or amounts payable under an Award in accordance with procedures established by the Committee.
24.    Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
25.    Compliance with Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
26.    Certain Additional Considerations.
(a)    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a participant may be permitted through the use of such an automated system.
(b)    If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
(c)    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Grant Agreement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any Grant Agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).
27.    Governing Law. This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state of Oregon.
Executed as of the 13th day of February, 2018.

PORTLAND GENERAL ELECTRIC COMPANY

By:    /s/ Anne F. Mersereau
Name:    Anne F. Mersereau
Title:    Vice President, Human Resources, Diversity
and Inclusion

Appendix A
Index of Defined Terms

Term	Section Where Defined
Affiliate(s)	4(c)
Awards	5
Board of Directors	4(a)
Change in Control	17(b)
Code	4(a)
Committee	4(a)
Common Stock	1
Company	1
Dividend Equivalent Right	12(c)
Exchange Act	4(a)
Fair Market Value	8(g)
Grandfathered Award	13(a)
Grant Agreement	7(a)
Incentive Stock Options	8(a)
Nonqualified Stock Options	8(a)
Parent Corporation	8(e)
Performance-Based Award	13
Plan	1
Restricted Stock Award	10(a)
Stock Appreciation Rights	9(a)
Stock Option	8(a)
Stock Unit	12(c)
Subsidiary Corporation	8(e)

VOTE BY INTERNET - www.proxyvote.com
PORTLAND GENERAL ELECTRIC COMPANY ATTN: CHRISTOPHER A. LIDDLE 121 SW SALMON STREET 1WTC0509 PORTLAND, OR 97204
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M31772-P05687	KEEP THIS PORTION FOR YOUR RECORDS
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PORTLAND GENERAL ELECTRIC COMPANY
Vote on Directors

The Board of Directors recommends a vote “FOR” each director nominee:
1	Election of Directors
	Nominees:	For	Against	Abstain	Vote On Proposals		For	Against	Abstain
1a.	John W. Ballantine	☐	☐	☐
1b.	Rodney L. Brown, Jr.	☐	☐	☐	The Board of Directors recommends a vote “FOR” the following proposals:
1c.	Jack E. Davis	☐	☐	☐
1d.	David A. Dietzler	☐	☐	☐	2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018.	☐	☐	☐
1e.	Kirby A. Dyess	☐	☐	☐
1f.	Mark B. Ganz	☐	☐	☐
1g.	Kathryn J. Jackson	☐	☐	☐	3	To approve, by a non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐
1h.	Neil J. Nelson	☐	☐	☐
1i.	M. Lee Pelton	☐	☐	☐
1j.	Maria M. Pope	☐	☐	☐	4	To approve the Portland General Electric Company Stock Incentive Plan, as amended and restated.	☐	☐	☐
1k.	Charles W. Shivery	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐		☐
		Yes		No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]						Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com or
investors.portlandgeneral.com.

PORTLAND GENERAL ELECTRIC COMPANY
Annual Meeting of Shareholders
April 25, 2018, 10:00 a.m. local time
This proxy is solicited on behalf of the Board of Directors

The Portland General Electric Company 2018 Annual Meeting of Shareholders will be held on Wednesday, April 25, 2018, at 10:00 a.m. local time, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, OR 97204.

The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Jack E. Davis, Maria M. Pope, James F. Lobdell, and Lisa A. Kaner, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on March 1, 2018 at the Annual Meeting of Shareholders scheduled to be held on April 25, 2018, or at any adjournment or postponement thereof, on all matters coming before said meeting. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” each director nominee, “FOR” ratification of the appointment of Deloitte & Touche LLP as Portland General Electric Company’s independent registered public accounting firm for fiscal year 2018, “FOR” approval of the compensation of named executive officers, “FOR” approval of the Portland General Electric Company Stock Incentive Plan, as amended and restated, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and at any adjournment or postponement thereof.

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Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side